                                                                  --------------
                                                                  Execution Copy
                                                                  --------------
================================================================================

                                U.S. $100,000,000

                         RECEIVABLES PURCHASE AGREEMENT

                         Dated as of September 30, 1998

                                      Among

                   AMERICAN BUSINESS LEASE FUNDING CORPORATION

                                  as the Seller

                         AMERICAN BUSINESS LEASING, INC.

                                 as the Servicer

                                  the INVESTORS

                                  named herein

                      VARIABLE FUNDING CAPITAL CORPORATION

                                 as a Purchaser

                   FIRST UNION CAPITAL MARKETS, a division of
                          WHEAT FIRST SECURITIES, INC.

                                as the Deal Agent

                            FIRST UNION NATIONAL BANK

                             as the Liquidity Agent

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                 as the Collateral Custodian and Backup Servicer

================================================================================

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I  DEFINITIONS.........................................................1

SECTION 1.1 CERTAIN DEFINED TERMS..............................................1
SECTION 1.2 OTHER TERMS.......................................................27
SECTION 1.3 COMPUTATION OF TIME PERIODS.......................................27

ARTICLE II  THE PURCHASE FACILITY.............................................27

SECTION 2.1 PURCHASES OF ASSET INTERESTS......................................27
SECTION 2.2 THE INITIAL PURCHASE, SUBSEQUENT PURCHASES
            AND INCREMENTAL PURCHASES.........................................28
SECTION 2.3 REDUCTION OF THE PURCHASE LIMIT; REPURCHASE.......................28
SECTION 2.4 DETERMINATION OF YIELD............................................28
SECTION 2.5 [RESERVED]........................................................29
SECTION 2.6 DIVIDING OR COMBINING ASSET INTERESTS.............................29
SECTION 2.7 NON-LIQUIDATION SETTLEMENT PROCEDURES.............................29
SECTION 2.8 SETTLEMENT PROCEDURES FOLLOWING THE
            COMMITMENT TERMINATION DATE.......................................30
SECTION 2.9 SETTLEMENT PROCEDURES FOLLOWING A TERMINATION DATE................32
SECTION 2.10 COLLECTIONS AND ALLOCATIONS......................................33
SECTION 2.11 PAYMENTS, COMPUTATIONS, ETC......................................33
SECTION 2.12 OPTIONAL REPURCHASE..............................................34
SECTION 2.13 FEES.............................................................34
SECTION 2.14 INCREASED COSTS; CAPITAL ADEQUACY; ILLEGALITY....................35
SECTION 2.15 TAXES............................................................36
SECTION 2.16 ASSIGNMENT OF THE PURCHASE AGREEMENT.............................39
SECTION 2.17 SUBSTITUTION OF CONTRACTS........................................39

ARTICLE III  CONDITIONS OF PURCHASES..........................................40

SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE..........................40
SECTION 3.2 CONDITIONS PRECEDENT TO ALL PURCHASES AND
            REMITTANCES OF COLLECTIONS........................................41
SECTION 3.3 DELIVERY OF CONTRACT FILES........................................41

ARTICLE IV  REPRESENTATIONS AND WARRANTIES....................................42

SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER......................42
SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF SELLER RELATING
            TO THE AGREEMENT AND THE CONTRACTS................................46
SECTION 4.3 REPRESENTATIONS AND WARRANTIES OF THE SELLER RELATING
            TO THE PURCHASE LIMIT AND CAPITAL LIMIT...........................47

ARTICLE V  GENERAL COVENANTS OF THE SELLER AND THE ORIGINATOR.................47

SECTION 5.1 GENERAL COVENANTS.................................................47
SECTION 5.2 COVENANTS OF SELLER...............................................48
SECTION 5.3 RELEASE OF LIEN ON EQUIPMENT......................................52
SECTION 5.4 OPERATIONS ON TRANCHE RATE LOCK DATE..............................52
SECTION 5.5 RETRANSFER OF INELIGIBLE CONTRACTS................................54
SECTION 5.6 RETRANSFER OF ASSETS..............................................54
SECTION 5.7 YEAR 2000 COMPATIBILITY...........................................55
SECTION 5.8 COVENANTS OF THE ORIGINATOR.......................................55

ARTICLE VI  ADMINISTRATION AND SERVICING OF CONTRACTS.........................56

SECTION 6.1 APPOINTMENT AND ACCEPTANCE; DUTIES................................56
SECTION 6.2 COLLECTION OF PAYMENTS............................................59
SECTION 6.3 SERVICER ADVANCES.................................................60

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SECTION 6.4 REALIZATION UPON DEFAULTED CONTRACT...............................61
SECTION 6.5 MAINTENANCE OF INSURANCE POLICIES.................................61
SECTION 6.6 REPRESENTATIONS AND WARRANTIES OF SERVICER........................62
SECTION 6.7 REPRESENTATIONS AND WARRANTIES OF BACKUP SERVICER
            AND COLLATERAL CUSTODIAN..........................................64
SECTION 6.8 COVENANTS OF SERVICER.............................................65
SECTION 6.9 COVENANTS OF BACKUP SERVICER AND COLLATERAL CUSTODIAN.............66
SECTION 6.10 [RESERVED].......................................................67
SECTION 6.11 [RESERVED].......................................................67
SECTION 6.12 PAYMENT OF CERTAIN EXPENSES BY SERVICER..........................67
SECTION 6.13 REPORTS..........................................................67
SECTION 6.14 ANNUAL STATEMENT AS TO COMPLIANCE................................68
SECTION 6.15 ANNUAL INDEPENDENT PUBLIC ACCOUNTANT'S SERVICING REPORTS.........68
SECTION 6.16 ADJUSTMENTS......................................................68
SECTION 6.17 MERGER OR CONSOLIDATION OF THE SERVICER..........................69
SECTION 6.18 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS...............69
SECTION 6.19 INDEMNIFICATION OF THE SELLER, THE BACKUP SERVICER, THE..........69
             COLLATERAL CUSTODIAN, THE DEAL AGENT AND THE SECURED PARTIES.....69
SECTION 6.20 THE SERVICER NOT TO RESIGN.......................................70
SECTION 6.21 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION..................71
             REGARDING THE CONTRACTS..........................................71
SECTION 6.22 BACKUP SERVICER..................................................71
SECTION 6.23 IDENTIFICATION OF RECORDS........................................74
SECTION 6.24 SERVICER DEFAULTS................................................74
SECTION 6.25 APPOINTMENT OF SUCCESSOR SERVICER................................75
SECTION 6.26 NOTIFICATION.....................................................77
SECTION 6.27 PROTECTION OF RIGHT, TITLE AND INTEREST TO ASSETS................77
SECTION 6.28 RELEASE OF CUSTODIAN'S CONTRACT FILES............................78

ARTICLE VII  RESTRICTING EVENTS...............................................78

SECTION 7.1 [RESERVED]........................................................78
SECTION 7.2 RESTRICTING EVENTS................................................78

ARTICLE VIII  INDEMNIFICATION.................................................80

SECTION 8.1 INDEMNITIES BY THE SELLER.........................................80

ARTICLE IX  THE DEAL AGENT AND THE LIQUIDITY AGENT............................83

SECTION 9.1 AUTHORIZATION AND ACTION..........................................83
SECTION 9.2 DELEGATION OF DUTIES..............................................83
SECTION 9.3 EXCULPATORY PROVISIONS............................................84
SECTION 9.4 RELIANCE..........................................................85
SECTION 9.5 NON-RELIANCE ON DEAL AGENT, LIQUIDITY AGENT
            AND OTHER PURCHASERS..............................................85
SECTION 9.6 REIMBURSEMENT AND INDEMNIFICATION.................................86
SECTION 9.7 DEAL AGENT AND LIQUIDITY AGENT IN THEIR
            INDIVIDUAL CAPACITIES.............................................86
SECTION 9.8 SUCCESSOR DEAL AGENT OR LIQUIDITY AGENT...........................86

ARTICLE X  ASSIGNMENTS; PARTICIPATIONS........................................87

SECTION 10.1 ASSIGNMENTS AND PARTICIPATIONS...................................87

ARTICLE XI  MISCELLANEOUS.....................................................90

SECTION 11.1 AMENDMENTS AND WAIVERS...........................................90
SECTION 11.2 NOTICES, ETC.....................................................91
SECTION 11.3 RATABLE PAYMENTS.................................................91
SECTION 11.4 NO WAIVER, RIGHTS AND REMEDIES...................................92
SECTION 11.5 BINDING EFFECT; BENEFIT OF AGREEMENT.............................92
SECTION 11.6 TERM OF THIS AGREEMENT...........................................92
SECTION 11.7 GOVERNING LAW; CONSENT TO JURISDICTION;
             WAIVER OF OBJECTION TO VENUE.....................................92

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SECTION 11.8 WAIVER OF JURY TRIAL.............................................93
SECTION 11.9 COSTS, EXPENSES AND TAXES........................................93
SECTION 11.10 NO PROCEEDINGS..................................................94
SECTION 11.11 RECOURSE AGAINST CERTAIN PARTIES................................94
SECTION 11.12 PROTECTION OF OWNERSHIP INTERESTS OF THE PURCHASERS;
              INTENT OF PARTIES; SECURITY INTEREST............................95
SECTION 11.13 CONFIDENTIALITY.................................................96
SECTION 11.14 NOTICE OF BREACH OF REPRESENTATIONS AND WARRANTIES..............97
SECTION 11.15 EXECUTION IN COUNTERPARTS; SEVERABILITY; INTEGRATION............97



                                    EXHIBITS

EXHIBIT A         Form of Purchase Notice
EXHIBIT B         Form of Lock-Box Notices
EXHIBIT C         "Limited Purpose" provisions of Seller's Certificate
                  of Incorporation
EXHIBIT D         Form of Assignment and Acceptance
EXHIBIT E         Form of Monthly Report
EXHIBIT F         Form of Servicer's Certificate
EXHIBIT G         Form of Purchase Certificate
EXHIBIT H         Form of Hedge Agreement (including Schedule and Confirmation)
EXHIBIT I         Credit and Collection Policies

                                    SCHEDULES

SCHEDULE I        Conditions Precedent Documents
SCHEDULE II       Lock-Box Banks and Lock-Box Accounts
SCHEDULE III      Tradenames, Fictitious Names and "Doing Business As" Names
SCHEDULE IV       Location of Custodian's Contract Files
SCHEDULE V        Contract List

         THIS RECEIVABLES PURCHASE AGREEMENT (the "Agreement") is made as of September 30, 1998, among:

         (1) AMERICAN BUSINESS LEASE FUNDING CORPORATION, a Delaware corporation, as seller (the "Seller");

         (2) AMERICAN BUSINESS LEASING, INC., a Pennsylvania corporation, as servicer (the "Servicer");

         (3) the financial institutions listed on the signature pages of this Agreement under the heading "Investors" and their respective successors and assigns (the "Investors");

         (4) VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation ("VFCC");

         (5) FIRST UNION CAPITAL MARKETS, a division of WHEAT FIRST SECURITIES, INC. ("FCM"), as deal agent (the "Deal Agent") and as documentation agent (the "Documentation Agent");

         (6) FIRST UNION NATIONAL BANK ("First Union"), as liquidity agent (the "Liquidity Agent"); and

         (7) NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION ("Norwest") as collateral custodian (the "Collateral Custodian") and as backup servicer (the "Backup Servicer").

         IT IS AGREED as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Certain Defined Terms.

         (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.

         (b) As used in this Agreement and its exhibits and schedules, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

ABFS: American Business Financial Services, Inc., a Delaware corporation.

ABFS Residual: ABFS Residual Holding, Inc., a Delaware corporation.

ABL: American Business Leasing, Inc., a Pennsylvania corporation.

ADCB: On any date of determination, the sum of the Discounted Contract Balance of each Eligible Contract (excluding all Defaulted Contracts, Casualty Loss Contracts, Early Termination Contracts and Contracts subject to a Warranty Event) included in the Asset Pool as of the date of such determination.

Addition Date: With respect to any Additional Contracts, the date on which such Additional Contracts become Pool Assets.

Additional Contracts: All Contracts that become Pool Assets after the Closing Date.

Additional Cut Off Date: Each date on and after which Collections on an Additional Contract are to be transferred to the Asset Pool.

Adjusted Eurodollar Rate: On any day, an interest rate per annum equal to the quotient, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, obtained by dividing (i) the LIBOR Rate on such day by (ii) the decimal equivalent of 100% minus the Eurodollar Reserve Percentage on such day.

Administration Agreement: That certain Administration Agreement executed between VFCC and FCM, as the same may be amended, supplemented, or otherwise modified from time to time.

Adverse Claim: A lien, security interest, charge, encumbrance or other right or claim of any Person.

Affected Party:  As defined in Section 2.14(a).

Affiliate: With respect to a Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

Agent's Account: A special account (account number 01 41 96 47) in the name of the Deal Agent or, so long as VFCC is the sole Purchaser hereunder, in the name of VFCC maintained at Bankers Trust Company.

Aggregate Unpaids: At any time, an amount equal to the sum of all Yield (accrued and to accrue), Capital and all other amounts owed hereunder, under any Hedging Agreement (including, without limitation, payments in respect of the termination of any such Hedging Agreement) or under any fee letter delivered by the Originator to the Deal Agent and the Purchasers at such time (whether due or accrued).

Agreement: This Receivables Purchase Agreement, dated as of September 30, 1998, as amended, modified, supplemented or restated from time to time.

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Asset: All right, title and interest of the transferring party in, to and under any and all of the following:

             (i) the Existing Contracts and Additional Contracts, and all monies due or to become due in payment of such Contracts on and after the related Cut Off Date, including but not limited to any Prepayment Amounts, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto, but excluding any Scheduled Payments due prior to the related Cut Off Date, any Excluded Amounts and any Equipment including all proceeds from any sale or other disposition of such Equipment;

             (ii) the Contract Files;

             (iii) all payments made or to be made in the future with respect to such Contracts or the Obligor thereunder and under any guarantee or similar credit enhancement with respect to such Contracts;

             (iv) all Insurance Proceeds with respect to each such Contract;

             (v) all Related Security;

             (vi) all Source Agreements and Source Agreement Rights to the extent that they relate to any Contract and any Equipment covered by the Contracts; and

             (vii) other than as specifically excluded in clause (i) above, all income and proceeds of the foregoing.

Asset Interest: At any time, an undivided variable percentage ownership interest in all Assets. The undivided percentage interest of an Asset Interest shall equal

                                      C + R
                                     -------
                                      ADCB

       where:

             C = equals the Capital in respect of such Asset Interest.

             R = equals the aggregate Reserves in respect of such Asset
                 Interest.

Asset Pool: At any time, all then outstanding Assets.

Assignment and Acceptance: An assignment and acceptance entered into by an Investor and an Eligible Assignee, and accepted by the Deal Agent, in substantially the form of Exhibit D hereto.

Backup Servicer: Norwest Bank Minnesota, National Association.

Backup Servicer and Collateral Custodian Fee Letter: The letter dated as of the Closing Date, among ABL, the Deal Agent, the Backup Servicer and Collateral Custodian setting forth among other things the Backup Servicer Fee and the Collateral Custodian Fee.

Backup Servicer Expenses: The reasonable out-of-pocket expenses to be paid to the Backup Servicer under the Backup Servicer and Collateral Custodian Fee Letter.

Backup Servicer Fee: The fee set forth as the "Backup Servicer Fee" in the Backup Servicer and Collateral Custodian Fee Letter, dated as of the Closing Date.

Backup Servicer Fee Rate: The rate per annum set forth as the "Backup Servicer Fee Rate" in the Backup Servicer and Collateral Custodian Fee Letter, dated as of the Closing Date.

Bankruptcy Code: The Federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

Base Rate: On any date, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1.0%.

Benefit Plan: Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Seller or any ERISA Affiliate of the Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in
Section 3(5) of ERISA.

Breakage Costs: Any amount or amounts as shall compensate a Purchaser for any loss, cost or expense incurred by such Purchaser (as reasonably determined by such Purchaser) as a result of a prepayment by the Seller of Capital or Yield pursuant to the terms hereof.

Business Day: Any day of the year other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in New York City, Philadelphia, Pennsylvania, Minneapolis, Minnesota or Charlotte, North Carolina, and (b) if the term "Business Day" is used in connection with the LIBOR Rate, dealings in United States dollar deposits are carried on in the London interbank market.

Capital: For each Asset Interest, the amount paid to the Seller for such Asset Interest at the time of its purchase by the Purchaser pursuant to this Agreement, reduced from time to time by Collections distributed on account of such Capital pursuant to Sections 2.7, 2.8 or 2.9; provided, however, that such Capital shall not be reduced by any distribution or any portion of Collections if at any time such distribution is rescinded or must be returned for any reason.

Capital Limit: At any time, an amount equal to: (i) ADCB minus (ii) the product of ADCB and the Minimum Overcollateralization Percentage.

Casualty Loss: With respect to any item of Equipment, the loss, theft, damage beyond commercially reasonable repair or governmental condemnation or seizure of such item of Equipment.

Casualty Loss Contract: Any Contract that is subject to a Casualty Loss.

Closing Date: October 15, 1998.

Code: The Internal Revenue Code of 1986, as amended.

Collateral Custodian: Norwest Bank Minnesota, National Association.

Collateral Custodian Expenses: The reasonable out-of-pocket expenses to be paid to the Collateral Custodian under the Backup Servicer and Collateral Custodian Fee Letter.

Collateral Custodian Fee Rate: The rate per annum set forth as the "Collateral Custodian Fee" in the Backup Servicer and Collateral Custodian Fee Letter, dated as of the Closing Date.

Collection Account: As defined in Section 6.2(f).

Collection Date: The date following the Termination Date on which the aggregate outstanding Capital has been reduced to zero, the Purchasers have received all Yield and other amounts due to the Purchasers in connection with this Agreement each Hedge Transaction has been terminated and each Hedge Counterparty has received all amounts owing to it under its respective Hedging Agreement and the Deal Agent has received all amounts due to it in connection with this Agreement.

Collections: (a) All cash collections and other cash proceeds of any Asset, including, without limitation, Scheduled Payments, Prepayments, Insurance Proceeds and Recoveries, any Residual Proceeds, any payment due from the Obligor of such Contract at the expiration or other termination of such Contract, any payments in connection with a Warranty Event, all as related to amounts attributable to the Contracts in the Asset Pool, but excluding any Excluded Amounts, (b) any other funds received by the Seller or the Servicer with respect to any Contract, and (c) all payments received pursuant to any Hedging Agreement or Hedge Transaction.

Commercial Paper Notes: On any day, any short-term promissory notes issued by VFCC with respect to financing its purchase of an Asset Interest hereunder.

Commitment: For each Investor, the commitment of such Investor to make purchases from the Seller in an amount not to exceed the amount set forth opposite such Investor's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

Commitment Termination Date: October 14, 1999 or such later date to which the Commitment Termination Date may be extended (if extended) in the sole discretion of VFCC and each Investor in accordance with the terms of Section 2.1(b).

Contract: Any lease of Equipment by the Originator or by a Source, in each case as lessor, to an Obligor.

Contract File: With respect to each Contract, (1) a certified copy of the master Contract, if applicable, (2) the executed original counterpart of the Contract that constitutes "chattel paper" or an "instrument" for purposes of Sections 9-105(1)(b), 9-105(1)(i) or 9-305 of the UCC, legended to reflect the security interest of the Deal Agent, as agent for the Secured Parties, (3) an original certificate, executed by an Obligor, evidencing delivery and acceptance of the Equipment, (4) Obligor's corporate resolutions and secretary's certificate, if required under the Credit and Collection Policy, (5) a guaranty, if any, (6) copies of documentation relating to the purchase of the Equipment, (7) documents evidencing or related to any Insurance Policy (such documents required to be included therein only with respect to Equipment which had an Original Equipment Cost of more than $100,000), (8) evidence of filing or copies of all UCC financing statements filed with respect to the Equipment or the Contract in accordance with the Filing Requirements, (9) a certified copy of the related sale and assignment between the Source and the related Originator if applicable,
(10) copies of any additional Contract documents evidencing any changes or modifications of a Contract by the Servicer in accordance with the terms of the Servicing Agreement, and (11) reference to the applicable contract management code on the Contract Management System and any other documents relating thereto held by American Business Leasing, Inc., as Servicer.

Contract List: The contract list provided by the Seller to the Deal Agent and the Collateral Custodian, in the form of Schedule V hereto.

Contract Management System: The computerized electronic contract management system maintained by the Servicer for all Contracts and other agreements similar to the Contracts, as the same may be modified from time to time.

Contribution Agreement: The Contribution Agreement, dated as of the date hereof between the Originator and ABFS Residual, as amended, modified, supplemented or restated from time to time.

Credit and Collection Policy: The written credit and collection policies of the Originator and Servicer in effect on the date hereof, and attached hereto as
Exhibit I, as the same may be amended or supplemented from time to time in accordance with Section 4.1(j).

Custodian's Contract File: With respect to each Contract, (1) a certified copy of the master Contract, if applicable, (2) the executed original counterpart of the Contract, (3) a certified copy of the certificate evidencing delivery and acceptance of the Equipment, (4) documents evidencing or related to any Insurance Policy (such documents required to be included therein only with respect to Equipment which had an Original Equipment cost of more than $100,000) and (5) evidence of filing or copies of all UCC financing statements filed with respect to the Equipment or Contracts in accordance with the Filing Requirements.

Cut Off Date: With respect to each Existing Contract, October 1, 1998, and with respect to each Additional Contract, the related Additional Cut Off Date.

Dealer Fee: The fee set forth as the "Dealer Fee" in the Fee Letter.

Dealer Fee Rate: The rate set forth as the "Dealer Fee Rate" in the Fee Letter.

Default Ratio: With respect to any Payment Date, twelve times the percentage equivalent of a fraction, the numerator of which is equal to the Discounted Contract Balances of all Contracts that become Defaulted Contracts during the three (3) immediately preceding calendar months (regardless of whether a Substitute Contract was provided therefor) less all Recoveries received during the three (3) immediately preceding calendar months and the denominator of which is equal to the ADCB of all Contracts as of the three (3) Determination Dates immediately preceding such Payment Date.

Default Ratio Trigger Event: Unless waived by the Deal Agent (in its sole discretion), any Payment Date on which the Default Ratio for such Payment Date exceeds 2.75%.

Defaulted Contract: A Contract in the Asset Pool as to which (i) the Servicer has determined or should have determined in accordance with its Credit and Collection Policy that such Contract is not collectible, (ii) the Servicer has elected not to make a Servicer Advance or for which the Servicer has determined that a prior Servicer Advance is not recoverable, or (iii) the Obligor thereunder is delinquent as to all or any part equal to more than 10% of more than four Scheduled Payments; provided, however, if the Scheduled Payments with respect to a Contract in the Asset Pool are due on a periodic basis less frequently than monthly then in no event shall all or any part equal to more than 10% of a Scheduled Payment be more than 120 days past its original due date under the Contract.

Delinquency Ratio: With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the Discounted Contract Balance of all Contracts as to which all or any portion equal to more than 10% of a Scheduled Payment remained unpaid for more than 60 days from its original due date under the Contract determined as of the Determination Date immediately preceding such Payment Date and the denominator of which is the ADCB as of such Determination Date.

Delinquency Ratio Trigger Event: Unless waived by the Deal Agent (in its sole discretion), any Payment Date on which the average Delinquency Ratios for such Payment Date and the two immediately preceding Payment Dates exceeds 3.5%.

Delinquent Contract: A Contract in the Asset Pool as to which all or a portion equal to more than 10% of any one or more Scheduled Payments is 30 days or more past due.

Derivatives: Any exchange-traded or over-the-counter (i) forward, future, option, swap, cap, collar, floor, foreign exchange contract, any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depositary instrument, depositary price, depositary index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security, or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.

Determination Date: The last Business Day of each calendar month.

Discount Rate: (a) with respect to each Contract in a Floating Rate Tranche, prior to the conversion of such Floating Rate Tranche to a Fixed Rate Tranche, a rate per annum equal to the rate set upon the commencement of such Floating Rate Tranche by the Deal Agent with the approval of the Seller which in no event may exceed the greater of (i) the Treasury Rate plus 2.25%, or (ii) the Adjusted Eurodollar Rate plus 2.25% (such rate to include the Program Fee Rate, the Dealer Fee Rate, the Servicing Fee Rate, the Backup Servicing Fee Rate), and (b) with respect to each Contract in a Fixed Rate Tranche, a rate per annum equal to the sum of (i) the applicable Hedge Rate for such Tranche as identified by the Servicer pursuant to the provisions of Section 5.4(a), (ii) the Program Fee Rate, (iii) the Dealer Fee Rate, (iv) the Servicing Fee Rate, and (v) the Backup Servicing Fee Rate; provided, however, that upon the occurrence of a Tranche Rate Lock Event with respect to any Tranche, any remaining Scheduled Payments due under a Contract in such Tranche shall be rediscounted using the Discount Rate applicable to Contracts in a Fixed Rate Tranche.

Discounted Contract Balance: With respect to any Contract, as of any date of determination, the present value of all remaining Scheduled Payments becoming due under such Contract after such date discounted monthly at the applicable Discount Rate.

         The "Discounted Contract Balance" for each Contract shall be calculated assuming:

             (a) all payments due in any Monthly Period as due on the last day of the Monthly Period;

             (b) payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

             (c) all security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

Early Termination Contracts: Any Contract that the Servicer has allowed the related Obligor to terminate prior to the date on which the final Scheduled Payment is due thereunder.

Eligible Assignee: (a) A Person whose short-term unsecured debt rating is at least A-1 from S&P and P-1 from Moody's, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least A-1 from S&P and P-1 from Moody's, or (b) such other Person satisfactory to VFCC, the Deal Agent and each of the rating agencies rating the Commercial Paper Notes and approved, in writing, by the Seller; provided, however, that no such approval shall be required in the event any Investor is required by any rating agency rating VFCC's commercial paper notes or by any regulatory agency to make an assignment.

Eligible Contract: On any Determination Date, each Contract with respect to which each of the following is true:

         (a) the information delivered under the Purchase Agreement with respect to the Contract and the Equipment subject to the Contract is true and correct in all material respects;

         (b) immediately prior to the transfer hereunder of the Contract, the Contract was owned by the Seller free and clear of any Adverse Claim;

         (c) no Scheduled Payment related to the Contract is (i) more than 30 days delinquent, (ii) a payment as to which the Servicer has failed to make a Servicer Advance, (iii) a payment as to which the related Equipment has been repossessed or (iv) a payment as to which the related Equipment has been charged-off in accordance with the Credit and Collection Policies of the Servicer;

         (d) the Contract is not a Defaulted Contract;

         (e) such Contract complies with the Credit and Collection Policies of the Originator and the Servicer and has not been rewritten, excluded or otherwise modified, except in accordance with the Credit and Collection Policies;

         (f) the Contract is a valid and binding payment obligation of the Obligor and is enforceable in all material respects in accordance with its terms (except as may be limited by applicable Insolvency Laws and the availability of equitable remedies);

         (g) the Contract is not and does not provide for any rights of rescission, setoff, counterclaim or defense and no such rights have been asserted or threatened with respect to the Contract;

         (h) the Contract, at the time it is sold to VFCC does not violate the laws of the United States or any state in any manner which would create liability for any Purchaser or which would materially and adversely affect the enforceability or collectibility of such Contract;

         (i) the Contract and any related Equipment have not been sold, transferred, assigned or pledged by the Seller to any other Person and, with respect to a Contract that is a "true lease," any Equipment related to such true lease is owned by the Seller free and clear of any Liens of any third parties (except for any Permitted Liens) and (ii) the Deal Agent, as agent for the Secured Parties has a fully perfected Lien of the first priority in the Contract and in any related Equipment;

         (j) the Contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the UCC and if the Contract constitutes "chattel paper" for purposes of the UCC, there is not more than one "secured party's original" counterpart of the Contract;

         (k) all filings necessary to evidence the conveyance or transfer to the Deal Agent of the Contract and a first priority security interest in the related Equipment have been made in all appropriate Jurisdictions;

         (l) the Obligor is not the subject of bankruptcy or other insolvency proceedings;

         (m) the Obligor's billing address is in the United States, and the Contract is a U.S. dollar-denominated obligation;

         (n) the Contract does not require the prior written consent of an Obligor or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the Initial Purchase Date, with respect to an Existing Contract, or the Addition Date, with respect to an Additional Contract);

         (o) the obligations of the related Obligor to the Seller under the Contract are irrevocable, unconditional and non-cancelable (without the right to set off for any reason and net of any maintenance or cost per copy charges);

         (p) no adverse selection procedure was used in selecting the Contract for the Asset Pool;

         (q) the Obligor under the Contract is required to maintain casualty insurance or to self-insure with respect to the related Equipment in accordance with the Servicer's Credit and Collection Policies;

         (r) the Contract is not a "consumer lease" as defined in Section 2A-103(l)(e) of the UCC;

         (s) the Contract is not subject to any guarantee by the Servicer nor has the Seller or the Originator established any specific credit reserve with respect to the related Obligor;

         (t) the Contract provides that (i) the Originator, the Seller or the Servicer may accelerate all remaining Scheduled Payments if the Obligor is in default under any of its obligations under such Contract and (ii) the Obligor thereof may not elect to utilize its security deposit to offset any remaining Scheduled Payment;

         (u) the Obligor under the Contract is required to maintain the Equipment in good working order, subject to reasonable wear and tear, and bear all costs of operating the Equipment (including the payment of Taxes);

         (v) no provision of such Contract provides for a Prepayment Amount less than the amount calculated in accordance with the definition of Prepayment Amount;

         (w) the Contract has not been terminated as a result of a Casualty Loss to the related Equipment or for any other reason;

         (x) the Discounted Contract Balance of such Contract, when aggregated with the Discounted Contract Balance of each other Contract having the same Obligor, does not exceed the Portfolio Concentration Criteria;

         (y) the Discounted Contract Balance of such Contract does not include the amount of any security deposit held by the Servicer or the Seller;

         (z) such Contract provides that in the event of a Casualty Loss, the Obligor is required to pay an amount not less than the present value of all remaining Scheduled Payments discounted at the applicable Discount Rate plus any past due amounts as of the date of determination;

         (aa) the Obligor thereunder has represented to the Originator that such Obligor has accepted the related Equipment and has had a reasonable opportunity to inspect and test such Equipment and the Originator has not been notified of any defects therein;

         (bb) all payments in respect of a Contract will be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless such withholding or deduction is required by law;

         (cc) except as otherwise noted in the Contract, such Contract provides for Scheduled Payments to be made on a regular periodic basis and without any balloon or lump sum payment;

         (dd) the Obligor of such Contract is not an Affiliate of the Originator or Servicer;

         (ee) the Obligor thereunder is in possession of the Equipment related to such Contract and the Obligor is the end-user of the Equipment and is not sub-leasing such Equipment to any other sub-obligor;

         (ff) any Equipment related to such Contract consisting of titled vehicles shall be titled in the name of the Deal Agent, as agent for the Secured Parties; and

         (gg) the Source of such Contract is not Danco Leasing or any Affiliate thereof.

Equipment: The tangible assets financed or leased, as applicable, by an Obligor pursuant to a Contract, including software only.

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

ERISA Affiliate: (a) Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller; (b) A trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller or
(c) A member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller, any corporation described in clause (a) above or any trade or business described in clause (b) above.

Eurocurrency Liabilities: As defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

Eurodollar Disruption Event: The occurrence of any of the following: (a) a determination by a Purchaser that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Purchase, (b) the failure of one or more of the Reference Banks to furnish timely information for purposes of determining the Adjusted Eurodollar Rate, (c) a determination by a Purchaser that the rate at which deposits of United States dollars are being offered to such Purchaser in the London interbank market does not accurately reflect the cost to such Purchaser of making, funding or maintaining any Purchase or (d) the inability of a Purchaser to obtain United States dollars in the London interbank market to make, fund or maintain any Purchase.

Eurodollar Reserve Percentage: Of any Reference Bank for any period, for any Capital means the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Reference Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one, two or three months, as applicable based upon the related LIBOR Rate.

Excluded Amounts: (a) Any collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the Asset Pool, which collections are attributable to any Taxes, fees or other charges imposed by any Governmental Authority, (b) any collections representing reimbursements of insurance premiums or payments for services that were not financed by the Originator, (c) any collections with respect to Contracts retransferred or substituted for with respect to a Warranty Event, or otherwise replaced by a Substitute Contract, and (d) any late fees, insufficient funds charges, inspection charges, collection fees, delinquency fees, repossession fees or UCC fees, extension fees, documentation fees, maintenance fees, insurance fees, and liquidation fees.

Existing Contracts: The Contracts purchased by the Seller under the Purchase Agreement and owned by the Seller on the Initial Purchase Date.

Federal Funds Rate: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by First Union and confirmed in H.15 or any successor or substitute publication selected by First Union (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of First Union, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 A.M. Charlotte, North Carolina time.

Federal Leasing: Federal Leasing Corp., a New Jersey corporation.

Fee Letter: The letter agreement, the Closing Date, among the Seller, the Originator and the Deal Agent, setting forth, among other things, the Structuring Fee, the Program Fee and the Dealer Fee.

Filing Requirements: (a) With respect to each Contract relating to Equipment with an Original Equipment Cost of $25,000 or more, a UCC-1 financing statement against the Equipment, naming the Obligor as debtor and related Originator as secured party, and (b) with respect to each Contract relating to Equipment with an Original Equipment Cost of $25,000 or more for which the related Source has filed a UCC-1 financing statement naming the Obligor as debtor, a UCC-3 financing statement assigning the Source's lien on the Equipment to the related Originator as secured party.

First Union: First Union National Bank, in its individual capacity, and its successors or assigns.

Fixed Period: For any Payment Date the period beginning on, and including the 16th day of the immediately preceding calendar month (or, with respect to the first Fixed Period, the Closing Date) and ending on, and including the 15th day of the calendar month in which such Payment Date occurs.

Fixed Rate Contracts: All Contracts in a Fixed Rate Tranche.

Fixed Rate Tranche: Any one or more Contracts as to which a Tranche Rate Lock Event has occurred and as to which the Servicer has identified a Hedging Agreement.

Floating Rate Tranche: All Contracts as to which a Tranche Rate Lock Event has not occurred.

GAAP: Generally accepted accounting principles as in effect from time to time the United States.

Governmental Authority: With respect to any Person, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

H.15: Federal Reserve Board Statistical Release H.15.

Hedge Breakage Costs: For any Hedge Transaction, any amount payable by the Seller for the early termination of that Hedge Transaction or any portion thereof.

Hedge Counterparty: Any entity which (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer that is either a Purchaser or an Affiliate of a Purchaser, or has been approved in writing by the Deal Agent (which approval shall not be unreasonably withheld), and (ii) has a long-term unsecured debt rating of not less than "A" by S&P and not less than "A-2" by Moody's ("Long-term Rating Requirement") and a short-term unsecured debt rating of not less than "A-1" by S&P and not less than "P-1" by Moody's ("Short-term Rating Requirement"), and (b) in a Hedging Agreement (i) consents to the assignment of the Seller's rights under the Hedging Agreement to the Deal Agent pursuant to Section 5.4(c) and (ii) agrees that in the event that Moody's or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement, or reduces its short-term unsecured debt rating below the Short-term Rating Requirement, it shall transfer its rights and obligations under each Hedging Transaction to another entity that meets the requirements of clause (a) and (b) hereof and has entered into a Hedging Agreement with the Seller on or prior to the date of such transfer.

Hedge Notional Amount: For any Purchase, the aggregate notional amount in effect on any day under all Hedge Transactions entered into pursuant to Section 5.4 for that Purchase.

Hedge Rate: For any Contract to which a Purchase relates, the "Fixed Rate" of the Hedge Transaction to be used in computing the Discount Rate of that Contract.

Hedge Transaction: Each interest rate swap transaction between the Seller and a Hedge Counterparty which is entered into pursuant to Section 5.4 and is governed by a Hedging Agreement.

Hedging Agreement: Each agreement between the Seller and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 5.4, which agreement shall consist of a "Master Agreement" in a form published by the International Swaps and Derivatives Association, Inc., together with a "Schedule" thereto substantially in the form of Exhibit H hereto or such other form as the Deal Agent shall approve in writing, and each "Confirmation" thereunder confirming the specific terms of each such Hedge Transaction.

Increased Costs: Any amounts required to be paid by the Seller to an Affected Party pursuant to Section 2.14.

Incremental Purchase: Any Purchase that increases the aggregate outstanding Capital hereunder.

Indebtedness: With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all indebtedness, obligations or liabilities of that Person in respect of Derivatives.

Indemnified Amounts: As defined in Section 8.1.

Indemnified Persons: As defined in Section 6.19.

Ineligible Contract: As defined in Section 5.5.

Initial Purchase Date: The Business Day that is two (2) Business Days after the Closing Date.

Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

Insolvency Laws: The Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

Instrument: Any "instrument" (as defined in Article 9 of the UCC), other than an instrument which constitutes part of chattel paper.

Insurance Policy: With respect to any Contract, an insurance policy covering physical damage to or loss of the related Equipment.

Insurance Proceeds: Depending on the context, any amounts payable or any payments made, to the Servicer under any Insurance Policy.

Investment: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Assets pursuant to the Purchase Agreement and the Contribution Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

Issuer: VFCC and any other Purchaser whose principal business consists of issuing commercial paper or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets.

Jurisdictions:  Pennsylvania and New Jersey.

LIBOR Rate: For any day, or the preceding Business Day if such day is not a Business Day, an interest rate per annum equal to the 30 day LIBOR rate appearing on the Telerate Page 3750 as of 11:00 a.m. (London time) or, if no such rate appears on such day, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by First Union at its principal office in Charlotte, North Carolina (each such determination, absent manifest error, to be conclusive and binding) as of such day, to be the rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by First Union to major banks in the interbank market for Eurodollar deposits at or about 11:00 A.M. (Charlotte, North Carolina time) on such day, for a term of one month and in an amount approximately equal to the Capital to be funded at a rate based upon the LIBOR Rate.

Lien: With respect to any Asset, (a) any mortgage, lien, pledge, charge security interest or encumbrance of any kind in respect of such Asset or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such Asset.

Liquidation Expenses: With respect to any Contract, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any subservicer) and any reasonably allocated costs of internal counsel, in each case in accordance with the Servicer's customary procedures in connection with the repossession, refurbishing and disposition of any related Equipment upon or after the expiration or earlier termination of such Contract and other out-of-pocket costs related to the liquidation of any such Equipment, including the attempted collection of any amount owing pursuant to such Contract if it is a Defaulted Contract.

Liquidity Bank: Each liquidity bank that is from time to time a party to the Liquidity Purchase Agreement dated as of September 30, 1998, among the Purchaser, First Union, as liquidity agent, and each other liquidity bank a party thereto.

Liquidity Purchase Agreement: The Liquidity Purchase Agreement, dated as of the date hereof, between VFCC, as seller, the Investors, named therein, FCM, as deal agent and documentation agent, FUNB, as liquidity agent.

Lock-Box: A post office box to which Collections are remitted for retrieval by a Lock-Box Bank and deposited by such Lock-Box Bank into a Lock-Box Account.

Lock-Box Account: An account maintained for the purpose of receiving Collections at a bank or other financial institution which has executed a Lock-Box Notice for the purpose of receiving Collections.

Lock-Box Bank: Any of the banks or other financial institutions holding one or more Lock-Box Accounts.

Lock-Box Notice: A notice, in substantially the form of Exhibit B, among the Seller, the Originator (if applicable) and a Lock-Box Bank.

Market Servicing Fee: As defined in Section 6.26.

Market Servicing Fee Differential: On any date of determination, an amount equal to the positive difference between the Market Servicing Fee and the Servicing Fee.

Minimum Overcollateralization Percentage: Shall be: (A) 12%, or (B) after a term securitization by the Seller or a special purpose subsidiary established by the Seller (in the sole discretion of the Deal Agent), the greater of (i) 12%, or
(ii) the percentage equivalent of a fraction, the numerator of which is equal to 11 times the Discounted Contract Balances of all Contracts as to which all or a portion of any one or more Scheduled Payment is 60 days or more past due as of such date of determination and the denominator of which is the ADCB as of such date of determination.

Monthly Period: As to any Determination Date, the calendar month ended on such Determination Date.

Monthly Report: As defined in Section 6.13(a).

Moody's: Moody's Investors Service, Inc., and any successor thereto.

Multiemployer Plan: A "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Seller or any ERISA Affiliate on behalf of its employees.

Notice of Sale: A notice, substantially in the form of Exhibit A hereto, delivered pursuant to Section 2.2 or 2.7(b).

Obligor: With respect to any Contract, the Person or Persons obligated to make payments pursuant to a Contract, including any guarantor thereof. For purposes of calculating any of the Portfolio Concentration Criteria, all Contracts in the Asset Pool or to be transferred to the Asset Pool the Obligor of which is an Affiliate of another Obligor shall be aggregated with all Contracts of such other Obligor, for example, if Corporation A is an Affiliate of Corporation B; and the aggregate Discounted Contract Balance of all of Corporation A's Contracts in the Asset Pool constitutes 10% of the ADCB and the aggregate Discounted Contract Balance of all of Corporation B's Contracts in the Asset Pool constitutes 10% of the ADCB, the Obligor concentration for Corporation A would be 20% and the Obligor concentration for Corporation B would be 20%.

Officer's Certificate: A certificate signed by any officer of the Seller or the Servicer, as the case may be, and delivered to the Collateral Custodian.

Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for Seller or the Servicer and who shall be reasonably acceptable to the Deal Agent.

Original Contract: Each Contract identified by account number and Outstanding Balance as of the related Cut Off Date in the Contract List.

Original Equipment Cost: The amount paid for the Equipment to be leased pursuant to a Contract by the Seller. The Original Equipment Cost includes only the cost of the actual Equipment being leased, and not any boot collateral included therewith.

Originator: Individually and collectively, ABL and Federal Leasing.

Originator Assets: Any Asset that was transferred to the Seller by the Originator.

Outstanding Balance: Of any Asset at any time, the then outstanding principal balance thereof.

Overcollateralization: On any day, the positive difference between (i) the ADCB on such day and (ii) the aggregate Capital on such day.

Overcollateralization Percentage: On any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to the ADCB on such day minus the aggregate Capital outstanding on such day and the denominator of which is equal to the ADCB on such day.

Payment Date: The 20th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing on November 20, 1998.

Permitted Investments: Any one or more of the following types of investments:

         (a) marketable obligations of the United States of America, the full and timely payment of which are backed by the full faith and credit of the United States of America and which have a maturity of not more than 270 days from the date of acquisition;

         (b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States of America and which have a maturity of not more than 270 days from the date of acquisition;

         (c) bankers' acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated A-1 by S&P and P-1 by Moody's;

         (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

         (e) commercial paper rated at least A-1 by S&P and P-1 by Moody's; and,

         (f) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody's.

Permitted Liens:  (a) shall mean, with respect to Contracts in the Asset Pool:

                  (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (ii) Liens in favor of the Seller created pursuant to a Purchase Agreement and transferred to the Asset Pool hereunder and (iii) Liens in favor of the Deal Agent as agent for the Secured Parties created pursuant to this Agreement; and

         (b) with respect to the related Equipment:

                  (i) materialmen's, warehousemen's and mechanics' liens and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable,
         (iii) Liens in favor of the Seller and ABFS Residual created pursuant to a Contribution Agreement and transferred to the Asset Pool hereunder and (iv) Liens in favor of the Deal Agent as agent for the Secured Parties created pursuant to this Agreement.

Person: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

Pledge and Security Agreement: The Pledge and Security Agreement, dated as of the date hereof, between ABFS Residual and FCM.

Pool Asset: On any day any Asset in the Asset Pool.

Portfolio Concentration Criteria: The following concentration limitations at all times measured on the basis of percentage of ADCB:

         (a) the sum of the Discounted Contract Balances of Contracts relating to any one individual Obligor is limited to the greater of (i) $450,000 and (ii) 1.5% of the ADCB on such day;

         (b) the Contract has a remaining term to maturity of not greater than 60 months, provided, however, that up to 5% (by ADCB) may have a remaining term to maturity of not greater than 84 months;

         (c) the sum of the Discounted Contract Balances of the 25 Obligors with the largest aggregate Discounted Contract Balances is limited to 15% of the ADCB;

         (d) the sum of the Discounted Contract Balances of Contracts whose Obligors (including its Affiliates) located in any one state is limited to 10% of the ADCB (with the exception of the state of California which is limited to 30% of the ADCB and the state of Florida which is limited to 15% of the ADCB);

         (e) the sum of the Discounted Contract Balances of Contracts whose Obligors are municipalities or other government related organizations is limited to 1% of the ADCB;

         (f) the sum of the Discounted Contract Balances of Contracts the payment terms of which are non-monthly is limited to 5% of the ADCB;

         (g) no one Source (including its Affiliates) has originated more than 5% of the ADCB, except as consented to by the Deal Agent, and no more than 25% of the ADCB will be originated by Sources;

         (h) each Contract was either originated by an Originator or acquired by an Originator from a Source;

         (i) not more than 2% of the ADCB of the Contracts will represent software only Contracts;

         (j) as of any Cut Off Date, no Contract has a final Scheduled Payment which is more than five times the amount of the regular Scheduled Payments on such Contract;

         (k) none of the Contracts relating to surveillance Equipment are Contracts for which the related Originator is responsible for the provision of maintenance services to or on behalf of the related Obligor; and

         (l) the sum of the Discounted Contract Balances of Contracts whose Obligors (including its Affiliates) are located in any territories of the United States, governed by United States law, is limited to 1% of the ADCB;

         (m) less than 1.5% of the Contracts by ADCB relate to Equipment which is restaurant equipment;

         (n) less than 0.5% of the Contracts by ADCB relate to Equipment which is signs; and

         (o) less than 5% of the Contracts by ADCB relate to Equipment which is used equipment.

Prepaid Contract: Any Contract that has terminated or been prepaid in full prior to its scheduled expiration date (including because of a Casualty Loss), other than a Defaulted Contract.

Prepayment Amount: As specified in Section 6.2(b).

Prepayments: Any and all (i) partial and full prepayments on a Contract (including, with respect to any Contract and any Monthly Period, any Scheduled Payment or portion thereof which is due in a subsequent Monthly Period which the Servicer has received, and expressly permitted the related Obligor to make, in advance of its scheduled due date, and which will be applied to such Scheduled Payment on such due date), (ii) cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under a Prepaid Contract, net of Liquidation Expenses, and (iii) Recoveries.

Prime Rate: The rate announced by First Union from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by First Union in connection with extensions of credit to debtors.

Program Fee: The fee set forth as the "Program Fee" in the Fee Letter.

Program Fee Rate: The rate set forth as the "Program Fee Rate" in the Fee
Letter.

Purchase: A purchase by a Purchaser of an undivided interest in the Assets from the Seller pursuant to Article II, including without limitation, the remittance by the Servicer to the Seller of Collections of Pool Assets pursuant to Section 2.7(b).

Purchase Agreement: The Purchase and Sale Agreement, dated as of the date hereof, between the Originator and the Seller, as amended, modified, supplemented or restated from time to time.

Purchase Certificate: Each certificate, in the form of Exhibit G, delivered on the date of the Initial Purchase and on the date of each Incremental Purchase.

Purchase Date: The Initial Purchase Date, and as to any Incremental Purchase, any Business Day that is (i) at least five (5) Business Days immediately following the receipt by the Deal Agent of a written request by the Seller to sell an Asset Interest, such notice to be in the form of Exhibit A hereto and to conform to requirements of Section 3.2 hereof, and (ii) within two (2) Business Days of the satisfaction of all the conditions set forth in this Agreement for such Purchase, including but not limited to Sections 2.2 and 3.2.

Purchase Limit: At any time, $100,000,000, on or after the Termination Date, the "Purchase Limit" shall mean the then aggregate outstanding Capital.

Purchasers: Collectively, VFCC and the Investors and any other Person that agrees, pursuant to the pertinent Assignment and Acceptance, to purchase an Asset Interest pursuant to this Agreement.

Qualified Institution: As defined in Section 6.2.

Rating Agency: Each of Standard & Poor's, Moody's and any other rating agency that has been requested to issue a rating with respect to the Commercial Paper Notes.

Records: All Contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Assets and the related Obligors which the Seller has itself generated, in which the Seller has acquired an interest pursuant to the Purchase Agreement or in which the Seller has otherwise obtained all interest.

Recoveries: With respect to a Defaulted Contract, proceeds from the sale, lease, re-lease or refinancing of the Equipment, proceeds of any related Insurance Policy and any other recoveries with respect to such Defaulted Contract and the related Equipment and related property, and other amounts representing late fees and penalties net of Liquidation Expenses and amounts, if any, so received that are required to be refunded to the Obligor on such Contract.

Reference Bank: Any bank which furnishes information for purposes of determining the Adjusted Eurodollar Rate.

Register: As defined in Section 10.1(c).

Related Security: With respect to any Contract included as part of the Asset Pool (i) all of the Seller's right, title and interest in and to the Contract or other agreements that relate thereto (including each master lease to the extent it relates to any Contract in the Asset Pool), (ii) all of the Seller's interest in the Equipment related to such Contract, (iii) all of the Seller's right, title and interest in all security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, including any security deposits and prepaid rent, (iv) all UCC financing statements covering any collateral securing payment of such Contract, (v) all of the Seller's right, title and interest in all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract, and (vi) all of the Seller's rights or claims with respect thereto under the Purchase and Sale Agreement. Related Security shall not include any Excluded Amounts.

Replaced Contract: As defined in Section 2.17(a).

Reporting Date: The 18th day of the month or the first Business Day thereafter.

Required Investors: At a particular time, Investors with Commitments in excess of 66 2/3 % of the Purchase Limit.

Required Reports: Collectively, the Monthly Report, the Servicer's Certificate and the quarterly financial statement of the Servicer required to be delivered to the Deal Agent pursuant to Section 6.13(c) hereof.

Requirements of Law: For any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

Reserve Percentage: For any day, a fraction, expressed as a percentage, the numerator of which is the Minimum Overcollateralization Percentage and the denominator of which is 100% minus the Minimum Overcollateralization Percentage.

Reserves: As to any Asset Interest on any day, an amount equal to the Reserve Percentage multiplied by the Capital of such Asset Interest as of the close of business of the Deal Agent on such day.

Residual Proceeds: With respect to any Contract or any item of Equipment, the net proceeds for the sale, re-lease or other disposition of the equipment upon the expiration, or early termination, of the term of such Contract.

Responsible Officer: As to any Person, any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

Restricting Event: As defined in Section 7.2.

Retransfer Date: As defined in Section 5.6.

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

Scheduled Payments: On any Determination Date with respect to any Contract, each monthly, quarterly, annual or seasonal rent or financing (whether principal or principal and interest) payment scheduled to be made by the Obligor thereof after such Determination Date under the terms of such Contract.

Secured Party: (i) Each Purchaser and (ii) each Hedge Counterparty that is either a Purchaser or an Affiliate of a Purchaser if that Affiliate is a Hedge Counterparty executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party.

Seller: American Business Lease Funding Corporation, or any permitted successor thereto.

Servicer: American Business Leasing, Inc. and its permitted successors and assigns.

Servicer Advance: An advance of Scheduled Payments made by the Servicer pursuant to Section 6.3.

Servicer Default: As specified in Section 6.24.

Servicer's Certificate: As defined in Section 6.13(b).

Servicing Fee: As specified in Section 2.13(a).

Servicing Fee Rate: A rate equal to 0.50% per annum.

Solvent: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair salable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

Source: A third party from whom the Originator acquired the Contracts.

Source Agreement: An agreement between the Originator and a Source pursuant to which the Originator acquired all right, title and interest of the Source in and to a Contract and related Equipment.

Source Agreement Rights: Any and all rights of the Originator under the Source Agreement with respect to such Source to the extent such Source Agreement relates to any Contract and any Equipment covered by the Contracts.

Structuring Fee: The structuring fee agreed to between the Seller and the Deal Agent in the Fee Letter.

Substitute Contract: On any day, an Eligible Contract which meets each of the conditions for substitution set forth in Section 2.17.

Successor Servicer: As defined in Section 6.25(a).

Taxes: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any government or other taxing authority.

Termination Date: The earliest of (a) the date of termination of the Purchase Limit pursuant to Section 2.3, (b) the date of the occurrence of a Restricting Event pursuant to Section 7.2, (c) the date the Liquidity Purchase Agreement shall cease to be in full force and effect, and (d) Commitment Termination Date.

Termination Notice: As defined in Section 6.24.

Tranche: The Floating Rate Tranche or any Fixed Rate Tranche, as the context may require.

Tranche Rate Lock Date: The date that is no more than two (2) Business Days after the occurrence of any Tranche Rate Lock Event.

Tranche Rate Lock Event: The occurrence of any of the following events: (i) the Adjusted Eurodollar Rate, as of any date of determination, plus 1.75% is greater than or equal to the Discount Rate with respect to such Tranche, (ii) the three year treasury rate plus 1.25% is greater than or equal to the Discount Rate with respect to such Tranche, (iii) the designation of a date by the Seller provided that the Deal Agent and Purchasers shall receive written notice at least two (2) Business Days prior to the date designated by the Seller, or (iv) a Restricting Event.

Transaction: As defined in Section 3.2.

Transaction Documents: This Agreement, the Purchase Agreement, the Contribution Agreement, the Liquidity Purchase Agreement, the Pledge and Security Agreement and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

Transition Costs: The reasonable costs and expenses incurred by the Backup Servicer in transitioning to Servicer; provided, that in no event shall such costs exceed $50,000 in the aggregate.

Treasury Rate: With respect to each Tranche, the interpolated treasury rate based on the weighted average life of such Tranche. The treasury rates to be used in the calculation shall be obtained from Bloomberg's "PX1" screen at 11:00 a.m. New York City time two (2) Business Days preceding such Purchase Date.

UCC: The Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

United States: The United States of America.

Unreimbursed Servicer Advances: At any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.7 and which the Servicer has determined in its sole discretion will not be recoverable from Collections with respect to the related Contract.

Warranty Event: As to any Pool Asset, the occurrence and continuance of a material breach of any representation or warranty relating to such Contract.

Yield: For each Asset Interest for any Fixed Period, the sum of the products (for each day during such Fixed Period) of:

                                   YR x C x 1
                                           ---
                                           360

where:

         C   = the Capital of such Asset Interest.

         YR  = the Yield Rate applicable on such day.

provided, however that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

         Yield Rate: With respect to any Fixed Period and for each Asset Interest purchased by a Purchaser for each day during such period, a rate equal to the daily Adjusted Eurodollar Rate; provided, however, the Yield Rate shall be the Base Rate if the relevant Lender shall have notified the Deal Agent that a Eurodollar Disruption Event has occurred.


         Section 1.2 Other Terms.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         Section 1.3 Computation of Time Periods.

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."


                                   ARTICLE II

                              THE PURCHASE FACILITY

         Section 2.1 Purchases of Asset Interests.

         (a) On the terms and conditions hereinafter set forth, the Seller may on any Purchase Date during the period from the date hereof to but not including the Termination Date, at its option, sell and assign Asset Interests to the Purchasers. The Deal Agent may act on behalf of and for the benefit of the Purchasers in this regard. VFCC may, in its sole discretion, purchase, or if VFCC shall decline to purchase, the Liquidity Agent shall purchase on behalf of the Investors, Asset Interests from time to time during the period from the date hereof to but not including the Termination Date. Under no circumstances shall any Purchaser make the initial Purchase or any Incremental Purchase if, after giving effect to such Purchase or Incremental Purchase, the aggregate Capital outstanding hereunder would exceed the lesser of (i) the Purchase Limit or (ii) the Capital Limit. Each Asset Interest purchased by any Purchaser hereunder is subject to the interests of the Hedge Counterparties under Sections 2.7(a)(i), 2.8(a)(i) and 2.9 (b)(i) of this Agreement.

         (b) The Seller may, within 60 days, but no later than 45 days, prior to the then existing Commitment Termination Date, by written notice to the Deal Agent, make written request for VFCC and the Investors to extend the Commitment Termination Date for an additional period of 364 days. The Deal Agent will give prompt notice to VFCC and each of the Investors of its receipt of such request for extension of the Commitment Termination Date. VFCC and each Investor shall make a determination, in their sole discretion and after a full credit review, not less than 15 days prior to the then applicable Commitment Termination Date as to whether or not it will agree to extend the Commitment Termination Date; provided, however, that the failure of VFCC or any Investor to make a timely response to the Seller's request for extension of the Commitment Termination Date shall be deemed to constitute a refusal by VFCC or the Investor, as the case may be, to extend the Commitment Termination Date. The Commitment Termination Date shall only be extended upon the consent of both (i) VFCC and
(ii) 100% of the Investors.

         Section 2.2 The Initial Purchase, Subsequent Purchases and Incremental
                     Purchases.

         (a) Subject to the conditions described in Section 2.1, the initial Purchase and each Incremental Purchase shall be made in accordance with the procedures described in Section 2.2(b). After the Collection Date has occurred, each of the Purchasers and the Deal Agent, in accordance with their respective interests, shall assign and transfer to the Seller their respective remaining interest in Asset Interests to the Seller free and clear of any Adverse Claim resulting solely from an act or omission by a Purchaser or the Deal Agent, but without any other representation or warranty, express or implied.

         (b) The initial Purchase and each Incremental Purchase shall be made pursuant to the terms of a Purchase Certificate in the form of Exhibit G hereto, after receipt by the Purchaser of a Notice of Sale delivered by the Seller to the Deal Agent (with a copy to the Collateral Custodian) at least five (5) Business Days prior to such proposed Purchase Date and each such notice shall specify (i) the aggregate amount of such initial Purchase or Incremental Purchase which amount must satisfy the applicable minimum requirement set forth in the following sentence and (ii) the date of such Purchase or Incremental Purchase. The Seller may deliver up to two notices in a calendar month (or more frequently subject to the prior written consent of the Deal Agent), and each amount specified in any such notice must satisfy the following minimum requirements, as applicable, as a condition to the related Purchase the initial Purchase and each Incremental Purchase hereunder shall be in an amount equal to $1,000,000 or an integral multiple of $1.00 in excess thereof. Following receipt of such notice, the Deal Agent will consult with VFCC in order to assist VFCC in determining whether or not to make the Purchase. If VFCC declines to make a proposed Purchase, the initial Purchase or Incremental Purchase will be made by the Investors. On the date of such Purchase or Incremental Purchase, as the case may be, VFCC or each Investor shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller in same day funds, at such bank or other location reasonably designated by Seller in its Notice of Sale given pursuant to this Section 2.2(b), an amount equal to (i) the Capital of the Asset Interest related to such initial Purchase or Incremental Purchase, as the case may be, in the case of a purchase by VFCC or (ii) such Investor's pro rata share of the Capital related to such Asset Interest, in the case of a Purchase by the Investors.

         Section 2.3 Reduction of the Purchase Limit; Repurchase.

         The Seller may, upon at least five (5) Business Days' notice to the Deal Agent, terminate in whole or reduce in part the portion of the Purchase Limit that exceeds the sum of the aggregate Capital and Yield accrued and to accrue thereon, and the Commitments of the Investors shall be reduced proportionately; provided, however, that each partial reduction of the Purchase Limit shall be in an aggregate amount equal to $1,000,000 or an integral multiple thereof. Each notice of reduction or termination pursuant to this
Section 2.3 shall be irrevocable.

         Section 2.4 Determination of Yield.

         The Deal Agent shall determine the Yield (including unpaid Yield, if any, due and payable on a prior Payment Date) to be paid on each Payment Date for the Fixed Period and shall advise the Servicer thereof on the first Business Day after the Fixed Period.

         Section 2.5 [reserved].

         Section 2.6 Dividing or Combining Asset Interests.

         The Deal Agent may, with the consent of a Purchaser, take any of the following actions at the end of such Fixed Period with respect to any Asset
Interest: (i) divide the Asset Interest owned by such Purchaser into two or more portions of Asset Interests having aggregate Capital equal to the Capital of such divided Asset Interest, (ii) combine one portion of an Asset Interest of such Purchaser with another portion of an Asset Interest of such Purchaser with a Fixed Period ending on the same day, creating a new portion of an Asset Interest having Capital equal to the Capital of the two portions of Asset Interest combined or (iii) combine the Asset Interest of such Purchaser with the Asset Interest to be purchased on such day by such Purchaser, creating a new Asset Interest having Capital equal to the Capital of the two Asset Interests combined; provided, that an Asset Interest of VFCC may not be combined with an Asset Interest of the Investors.

         Section 2.7 Non-Liquidation Settlement Procedures.

         The provisions of this Section 2.7 shall apply during the term of this Agreement prior to the occurrence of the Termination Date.

         (a) On each Payment Date, the Servicer shall pay to the following Persons, from (i) the Collection Account, to the extent of available funds, and
(ii) a Servicer Advance if made pursuant to Section 6.3, the following amounts in the following order of priority:

                  (i) FIRST, pro rata to each Hedge Counterparty, any amounts, including any Hedge Breakage Costs, owing that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge
         Transaction(s), for the payment thereof;

                  (ii) SECOND, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances, for the payment thereof;

                  (iii) THIRD, to the Servicer, in an amount equal to any accrued and unpaid Servicing Fee arrearage, for the payment thereof;

                  (iv) FOURTH, to the Servicer, in amount equal to any accrued and unpaid Servicing Fee, for the payment thereof;

                  (v) FIFTH, to the extent not paid by ABL, to the Backup Servicer, in an amount equal to any accrued and unpaid Backup Servicing Fee, for the payment thereof;

                  (vi) SIXTH, to the extent not paid by ABL, to the Collateral Custodian, in an amount equal to any accrued and unpaid Custodial Fee, for the payment thereof;

                  (vii) SEVENTH, to the Deal Agent for the ratable payment to each Purchaser, in an amount equal to any accrued and unpaid Program Fee, Dealer Fee and Yield for such Payment Date;

                  (viii) EIGHTH, to the Deal Agent, in the amount of unpaid Increased Costs and/or Taxes, for payment to the Purchasers in respect thereof;

                  (ix) NINTH, to the extent not paid by ABL, to the Backup Servicer and to the Collateral Custodian, and to any Successor Servicer, as applicable, in an amount equal to any accrued and unpaid Transition Costs, Backup Servicer Expenses, Collateral Custodian Expenses, and Market Servicing Fee Differential, for the payment thereof;

                  (x) TENTH, to the extent that funds are available, any remaining amounts may be reinvested in Eligible Contracts; provided, however, that if the aggregate Capital exceeds the lesser of (i) the Capital Limit, or (ii) the Purchase Limit an amount equal to such excess shall be paid to the Deal Agent to pay down Capital outstanding;

                  (xi) ELEVENTH, to the extent funds are available to satisfy any unpaid Indemnified Amounts, amounts required to be paid by the Seller pursuant to the indemnification provisions of Section 8.1 and any other amounts due hereunder; and

                  (xii) TWELFTH, any remaining amount shall be distributed to the Seller.

         (b) Notwithstanding anything to the contrary contained in this Section
2.7 or any other provision in this Agreement, if on any Business Day prior to the Termination Date the Overcollateralization Percentage is less than the Minimum Overcollateralization Percentage then, prior to any reinvestment of funds as set forth in item TENTH of Section 2.7(a) and in any event no later than the close of business of the Deal Agent on the third succeeding Business Day, a Notice of Sale shall be delivered by the Seller to the Deal Agent which will result in an increase in the Overcollateralization Percentage to an amount equal to the Minimum Overcollateralization Percentage.

         Section 2.8 Settlement Procedures Following The Commitment Termination
                     Date.

         The provisions of this Section 2.8 shall apply during the term of this Agreement after the occurrence of the Commitment Termination Date; provided that no other Restricting Event has occurred:

         (a) On each Payment Date, the Servicer shall pay to the following Persons, from (i) the Collection Account, to the extent of available funds, and
(ii) a Servicer Advance if made pursuant to Section 6.3, the following amounts in the following order of priority:

                  (i) FIRST, pro rata to each Hedge Counterparty, any amounts, including any Hedge Breakage Costs, owing that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge
         Transaction(s), for the payment thereof;

                  (ii) SECOND, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances, for the payment thereof;

                  (iii) THIRD, to the Servicer, in an amount equal to any accrued and unpaid Servicing Fee arrearage, for the payment thereof;

                  (iv) FOURTH, to the Servicer, in amount equal to any accrued and unpaid Servicing Fee, for the payment thereof;

                  (v) FIFTH, to the extent not paid by ABL, to the Backup Servicer, in an amount equal to any accrued and unpaid Backup Servicing Fee, for the payment thereof;

                  (vi) SIXTH, to the extent not paid by ABL, to the Collateral Custodian, in an amount equal to any accrued and unpaid Custodial Fee, for the payment thereof;

                  (vii) SEVENTH, to the Deal Agent for the ratable payment to each Purchaser, in an amount equal to any accrued and unpaid Program Fee, Dealer Fee and Yield for such Payment Date;

                  (viii) EIGHTH, to the Deal Agent for the ratable payment to each Purchaser in reduction of aggregate Capital to an amount equal to the lesser of (i) the Capital Limit or (ii) the Purchase Limit;

                  (ix) NINTH, to the Deal Agent, in the amount of unpaid Increased Costs and/or Taxes, for payment to the Purchasers in respect thereof;

                  (x) TENTH, to the extent not paid by ABL, to the Backup Servicer, to the Collateral Custodian, and to any Successor Servicer, as applicable, in an amount equal to any accrued and unpaid Transition Costs, Backup Servicer Expenses, Collateral Custodian Expenses, and Market Servicing Fee Differential, for the payment thereof;

                  (xi) ELEVENTH, to the extent funds are available to satisfy any unpaid Indemnified Amounts, amounts required to be paid by the Seller pursuant to the indemnification provisions of Section 8.1 and any other amounts due hereunder; and

                  (xii) TWELFTH, any remaining amount shall be distributed to the Seller

         Section 2.9 Settlement Procedures Following a Termination Date.

         The provisions of this Section 2.9 shall apply during the term of this Agreement after the occurrence of the Termination Date:

         (a) [reserved].

         (b) On each Payment Date, the Servicer shall pay to the following Persons, from (i) the Collection Account, to the extent available funds and (ii) a Servicer Advance if made or required pursuant to Section 6.3, the following amounts in the following order of priority:

             (i) FIRST, pro rata to each Hedge Counterparty, any amounts, including any Hedge Breakage Costs, owing that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge
         Transaction(s), for the payment thereof;

             (ii) SECOND, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances, for the payment thereof;

             (iii) THIRD, to the Servicer, in an amount equal to any accrued and unpaid Servicing Fee arrearage, for the payment thereof;

             (iv) FOURTH, to the Servicer, in an amount equal to any accrued and unpaid Servicing Fee, for the payment thereof;

             (v) FIFTH, to the extent not paid by ABL, to the Backup Servicer, in an amount equal to any accrued and unpaid Backup Servicing Fee, for the payment thereof;

             (vi) SIXTH, to the extent not paid by ABL, to the Collateral Custodian, in an amount equal to any accrued and unpaid Custodial Fee, for the payment thereof;

             (vii) SEVENTH, to the Deal Agent, in an amount equal to any accrued and unpaid Program Fee, Dealer Fee and Yield for such Payment Date;

             (viii) EIGHTH, to the Deal Agent, in the amount of unpaid Increased Costs and/or Taxes, for payment to the Purchasers in respect thereof;

             (ix) NINTH, to the extent not paid by ABL, to the Backup Servicer, to the Collateral Custodian, and to any Successor Servicer, as applicable, in an amount equal to any accrued and unpaid Transition Costs, Backup Servicer Expenses, Collateral Custodian Expenses, and Market Servicing Fee Differential, for the payment thereof;

             (x) TENTH, to the Deal Agent for payment to the Purchasers in reduction of aggregate Capital;

             (xi) ELEVENTH, to the extent funds are available to satisfy any unpaid Indemnified Amounts required to be paid by the Seller pursuant to the indemnification provisions of Section 8.1, and any other amounts due hereunder; and

             (xii) TWELFTH, upon reduction of the Capital to zero and the payment in full of the Aggregate Unpaids, any remaining amount shall be distributed to the Seller.

         (c) If at any time on or after the occurrence of a Restricting Event, the Deal Agent or the Seller determines that as of the close of business on the day immediately preceding the Termination Date the outstanding amount of Capital exceeded the lesser of (i) the Purchase Limit, or (ii) the Capital Limit, then the Seller shall immediately remit to the Deal Agent, for the benefit of the Purchasers, a payment (to be applied by the Deal Agent to outstanding Capital allocated to Monthly Periods selected by the Deal Agent, in its reasonable discretion) in such amount as may be necessary to reduce the amount of Capital to the lesser of (i) the Purchase Limit, or (ii) the Capital Limit as of the close of business on the date immediately preceding the Restricting Event.

         Section 2.10 Collections and Allocations.

         (a) Collections. The Servicer shall transfer, or cause to be transferred, all Collections on deposit in the form of available funds in the Lock Box Account to the Collection Account by the close of business on Tuesday and Thursday during each calendar week in which such Collections are received in the Lock Box Account. The Servicer shall promptly (but in no event later than two Business Days after the receipt thereof) deposit all Collections received directly by it in the Collection Account. The Servicer shall make such deposits or payments on the date indicated by wire transfer, in immediately available funds.

         (b) Initial Deposits. On the Initial Purchase Date and on each Addition Date thereafter, the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received after the applicable Cut Off Date and through and including the Initial Purchase Date or Addition Date, as the case may be, in respect of Contracts being transferred to the Asset Pool on such date.

         (c) Excluded Amounts. The Servicer may withdraw from the Collection Account any Collections constituting Excluded Amounts if the Servicer has, prior to such withdrawal, delivered to the Deal Agent a report setting forth the calculation of such Excluded Amounts in a format reasonably satisfactory to the Deal Agent.

         Section 2.11 Payments, Computations, Etc.

         (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (Charlotte, North Carolina time) on the day when due in lawful money of the United States in immediately available funds to the Agent's Account. The Seller shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 1% per annum above the Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Deal Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Deal Agent of such overdue amount to the Secured Parties, in which case such interest accruing after such date shall be for the account of, and distributed by the Deal Agent to the Secured Parties. All computations of interest and all computations of Yield and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

         (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield, interest or any fee payable hereunder, as the case may be.

         (c) If any Purchase or Incremental Purchase requested by the Seller and approved by a Purchaser and the Deal Agent pursuant to Section 2.2, is not, for any reason whatsoever related to a default or nonperformance by the Seller, made or effectuated, as the case may be, on the date specified therefor, the Seller shall indemnify such Purchaser against any reasonable loss, cost or expense incurred by such Purchaser, including, without limitation, any loss cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser to fund or maintain such Purchase or Incremental Purchase, as the case may be, during such Monthly Period.

         Section 2.12 Optional Repurchase.

         At any time following the Termination Date when the ADCB is less than ten percent of the ADCB as of the Termination Date, the Servicer may notify the Deal Agent in writing of its intent to purchase all remaining Assets in the Asset Pool, provided that all Hedge Transactions have been terminated. On the Payment Date next succeeding any such notice, the Servicer shall purchase all such Assets for a price equal to the sum of (i) the Aggregate Unpaids, and (ii) all accrued and unpaid Backup Servicing Fees, Collateral Custodial Fees, Increased Costs, Taxes, Hedge Breaking Costs, Breakage Costs and any other amounts payable by the Seller hereunder or under or with respect to any Hedging Agreement, and the proceeds of such purchase will be deposited into the Collection Account and paid in accordance with Section 2.9(b).

         Section 2.13 Fees.

         (a) The Servicer shall be entitled to receive a fee (the "Servicing Fee"), monthly in arrears in accordance with Section 2.7(a), 2.8(a) or 2.9(b), as applicable, which fee shall be equal to the quotient of (a) the product of
(i) the Servicing Fee Rate and (ii) ADCB for the immediately preceding Determination Date, and (b) 12.

         (b) The Seller shall pay to the Deal Agent from the Collection Account on each Payment Date, monthly in arrears, the Program Fee in accordance with
Section 2.7(a), 2.8(a) or 2.9(b) as applicable.

         (c) The Seller shall pay to the Deal Agent from the Collection Account on each Payment Date, monthly in arrears, the Dealer Fee in accordance with
Section 2.7(a), 2.8(a) or 2.9(b) as applicable.

         (d) The Backup Servicer shall be entitled to receive the Backup Servicing Fee in accordance with Section 2.7(a), 2.8(a) or 2.9(b) as applicable.

         (e) The Collateral Custodian shall be entitled to receive the Custodial Fee in accordance with Section 2.7(a), 2.8(a) or 2.9(b), as applicable.

         (f) The Seller shall pay to the Deal Agent, on or prior to the Initial Purchase Date, the Structuring Fee in immediately available funds.

         Section 2.14 Increased Costs; Capital Adequacy; Illegality.

         (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by a Purchaser or any Affiliate thereof (each of which, an "Affected Party") with any guideline or request from any central bank or other governmental agency or authority (whether or not having the force of law), (A) shall subject an Affected Party to any Tax (except for Taxes based on the overall net income or net worth of such Affected Party), duty or other charge with respect to an Asset Interest, or any right to make Purchases hereunder, or on any payment made hereunder or (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Yield), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) shall impose any other condition affecting an Asset Interest or a Purchaser's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten (10) Business Days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

         (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or
(ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

         (c) If as a result of any event or circumstance similar to those described in clauses (a) or (b) of this section, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Purchases hereunder, then within ten days after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it.

         (d) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Seller a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error.

         (e) If a Purchaser shall notify the Deal Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of "Eurodollar Disruption Event" has occurred, the Deal Agent shall in turn so notify the Seller, whereupon all Capital in respect of which Yield accrues at the Adjusted Eurodollar Rate shall immediately be converted into Capital in respect of which Yield accrues at the Base Rate.

         (f) Notwithstanding anything to the contrary contained in this Section 2.14, an Affected Party shall provide the Seller with prompt notice of such Affected Party becoming subject to any additional or increased cost incurred or reduction suffered by it as described in this Section 2.14; provided, however, the failure of such Affected Party to provide the Seller with such prompt notice shall not relieve the Seller of its obligation to indemnify such Affected Party hereunder.

         Section 2.15 Taxes.

         (a) All payments made by an Obligor in respect of a Contract and all payments made by the Seller or the Servicer under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Obligor, Seller, or Servicer (as the case may be) shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to each Purchaser or the Deal Agent (as the case may be) will be increased (such increase, the "Additional Amount") such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on a Purchaser or the Deal Agent, respectively, with respect to payments required to be made by the Seller or Servicer under this Agreement, by a taxing jurisdiction in which such Purchaser or Deal Agent is organized, conducts business or is required to pay taxes as of the Closing Date (as the case may be). If a Purchaser or the Deal Agent pays any Taxes in respect of which the Seller is obligated to pay Additional Amounts under this Section 2.14(a), the Seller shall promptly reimburse such Purchaser or Deal Agent in full.

         (b) The Seller will indemnify each Purchaser and the Deal Agent for the full amount of Taxes in respect of which the Seller is required to pay Additional Amounts (including, without limitation, any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Purchaser or the Deal Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, the Purchaser or the Deal Agent, as appropriate, shall provide the Seller with a copy of whatever notice it receives in connection with any such Taxes, and shall give the Seller a reasonable opportunity to challenge in good faith the payment of such Taxes provided that the Seller provides reasonable assurance satisfactory to the Purchaser or the Deal Agent, as appropriate, that such challenged Taxes will be paid upon the resolution of the Seller's challenge and indemnifies the Purchaser or the Deal Agent for the full amount of such Taxes; provided, further, however, the failure of the Purchaser or the Deal Agent, as appropriate, to provide the Seller with notice of such Taxes shall not relieve the Seller of its obligation to indemnify the Purchaser or the Deal Agent, as appropriate, hereunder. The Purchaser or the Deal Agent, as appropriate, making a demand for indemnity payment shall provide the Seller, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or from a responsible officer of such Purchaser or the Deal Agent stating or otherwise evidencing that response such Purchaser or the Deal Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten (10) Business Days from the date the Purchaser or the Deal Agent (as the case may be) makes written demand therefor.

         (c) Within 30 days after the date of any payment by the Seller of any Taxes, the Seller will furnish to the Deal Agent, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

         (d) If a Purchaser is not created or organized under the laws of the United States or a political subdivision thereof, such Purchaser shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Seller with a copy to the Deal Agent (i) within 15 days after the date hereof, or, if later, the date on which such Purchaser becomes a Purchaser hereof two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224, Form W-8 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Seller to make payments hereunder for the account of such Purchaser, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.14(d), copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Seller to make payments hereunder for the account of such Purchaser, without deduction or withholding of United States federal income or similar Taxes.

         (e) For any period with respect to which a Purchaser or the Deal Agent has failed to provide the Seller with the appropriate form, certificate or statement described in clause (d) of this section (other than if such failure is due to a change in law occurring after the date of this Agreement), the Deal Agent or such Purchaser, as the case may be, shall not be entitled to indemnification under clauses (a) or (b) of this section with respect to any Taxes.

         (f) Within 30 days of the written request the Servicer on behalf of the Seller therefor, the Deal Agent and the Purchasers, as appropriate, shall execute and deliver to the Seller such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Seller in applying for refunds of Taxes remitted hereunder; provided, however, that the Deal Agent and the Purchasers shall not be required to deliver such certificates forms or other documents if it is determined that the deliverance of such certificate, form or other document would have a material adverse affect on the Deal Agent or any Purchaser and provided further, however, that the Seller shall reimburse the Deal Agent or any such Purchaser for any reasonable expenses incurred in the delivery of such certificate, form or other document.

         (g) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchasers in connection with this Agreement or the funding or maintenance of Purchases hereunder, the Purchasers are required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this section then within ten days after demand by the Purchasers, the Seller shall pay to the Purchasers such additional amount or amounts as may be necessary to reimburse the Purchasers for any amounts paid by them.

         (h) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this section shall survive the termination of this Agreement.

         Section 2.16 Assignment of the Purchase Agreement.

         The Seller hereby represents, warrants and confirms to the Deal Agent that the Seller has assigned to the Deal Agent, for the ratable benefit of the Secured Parties hereunder, all of the Seller's right and title to and interest in the Purchase Agreement. The Seller confirms that following a Restricting Event the Deal Agent shall have the sole right to enforce the Seller's rights and remedies under the Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Deal Agent, the Purchasers or any of their respective Affiliates, to perform any of the obligations of the Seller under the Purchase Agreement. The Seller further confirms and agrees that such assignment to the Deal Agent shall terminate upon the Collection Date; provided, however, that the rights of the Deal Agent and the Secured Parties pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Originator pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such assignment.

         Section 2.17 Substitution of Contracts.

         On any day prior to the occurrence of a Restricting Event, the Seller may, subject to the conditions set forth in this Section 2.17, replace any Contract subject to a Warranty Event or in respect of which the Obligor thereunder has requested the rewriting and/or restructuring of such Contract with one or more other Contracts (each, a "Substitute Contract"), provided that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution:

         (a) the Seller has previously recommended to the Deal Agent (with a copy to the Collateral Custodian) in writing that the Contract to be replaced should be replaced (each a "Replaced Contract");

         (b) each Substitute Contract is an Eligible Contract on the date of substitution;

         (c) after giving effect to any such substitution, the aggregate of all outstanding Capital does not exceed the lesser of the (i) Purchase Limit and
(ii) the Capital Limit;

         (d) after giving effect to any such substitution the ADCB (at the applicable Discount Rate) attributable to Substitute Contracts in the Asset Pool does not exceed ten (10%) percent of the ADCB of the Contracts (at the applicable Discount Rate) as of the initial Purchase Date after giving effect to any Purchase on such Date;

         (e) the aggregate Discounted Contract Balance (at the applicable Discount Rate) of such Substitute Contracts shall be equal to or greater than the aggregate Discounted Contract Balances (at the applicable Discount Rate as of the date of the inclusion of such Contract in the Asset Pool) of Contracts being replaced;

         (f) such Substitute Contracts, at the time of substitution by the Seller, shall have approximately the same weighted average life as the Replaced Contracts;

         (g) all representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be true and correct as of the date of substitution of any such Substitute Contract;

         (h) the substitution of any Substitute Contract does not cause a Restricting Event to occur; and

         (i) the Seller shall deliver to the Deal Agent on the date of such substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date.

         In addition, the Seller shall deliver to the Collateral Custodian the related Custodian's Contract File as required by Section 3.3. In connection with any such substitution, the Deal Agent as agent for the Secured Parties shall, automatically and without further action, be deemed to transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Deal Agent as agent for the Secured Parties in, to and under such Replaced Contract, and the Deal Agent as agent for the Secured Parties shall be deemed to represent and warrant that it has the corporate authority and has taken all necessary corporate action to accomplish such transfer, including execution of any UCC-3 termination statements or other UCC filings that might be required in connection with the transfer to the Seller of such Replaced Contract, but without any other representation and warranty, express or implied. Any right of the Deal Agent as agent for the Secured Parties to substitute any Contract in the Asset Pool pursuant to this Section 2.17 shall be in addition to, and without limitation of, any other rights and remedies that the Deal Agent as agent for the Secured Parties or any Secured Party may have to require the Seller or the Servicer, as applicable, to substitute for, or accept retransfer of, any Contract pursuant to the terms of this Agreement.


                                   ARTICLE III

                             CONDITIONS OF PURCHASES

         Section 3.1 Conditions Precedent to Initial Purchase.

         The initial Purchase hereunder is subject to the condition precedent that the Deal Agent shall have received on or before the date of such Purchase the items listed in Schedule I, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Deal Agent and the Purchasers.

         Section 3.2 Conditions Precedent to All Purchases and Remittances of
                     Collections.

         Each Purchase (including the initial Purchase) from the Seller by a Purchaser, the right of the Servicer to remit Collections to the Seller pursuant to Section 2.7(b) and each Incremental Purchase (each, a "Transaction") shall be subject to the further conditions precedent that (a) with respect to any Purchase (including the initial Purchase) or Incremental Purchase, the Servicer shall have delivered to the Deal Agent, on or prior to the date of such Purchase or Incremental Purchase in form and substance satisfactory to the Deal Agent,
(i) a Purchase Notice (Exhibit A), (ii) a Purchase Certificate (Exhibit G), and
(iii) a Certificate of Assignment (Exhibit A to the Purchase and Sale Agreement) including Schedule I, thereto dated at least 5 days prior to the date of such Purchase (other than the initial Purchase, in which case such items shall be dated at least 5 days prior to the date of such initial Purchase) or Incremental Purchase and containing such additional information as may be reasonably requested by the Deal Agent; (b) on the date of such Transaction the following statements shall be true and the Seller shall be deemed to have certified that:

                  (i) The representations and warranties contained in Sections
         4.1 and 4.2 are true and correct on and as of such day as though made on and as of such date;

                  (ii) No event has occurred and is continuing, or would result from such Transaction which constitutes a Restricting Event;

                  (iii) On and as of such day, after giving effect to such Transaction, the outstanding Capital does not exceed the lesser of (x) the Purchase Limit, or (y) the Capital Limit;

                  (iv) On and as of such day, the Seller and the Servicer each has performed all of the agreements contained in this Agreement to be performed by such person at or prior to such day; and

                  (v) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase, remittance of Collections or Incremental Purchase by the Purchaser in accordance with the provisions hereof; and

         (c) on the date of such Transaction, the Deal Agent shall have received such other approvals, opinions or documents as the Deal Agent may reasonably require.

         Section 3.3 Delivery of Contract Files.

         As a condition subsequent to each Purchase or substitution of Substitute Contracts made hereunder, the Seller shall deliver to the Collateral Custodian, within 10 calendar days after such Purchase or substitution, the Custodian's Contract Files.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1       Representations and Warranties of the Seller.

         The Seller represents and warrants as follows:

         (a) Organization and Good Standing. The Seller is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has full corporate power, authority and legal right to own or lease its properties and conduct its business as such properties are presently owned or leased and such business is presently conducted, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

         (b) Due Authorization. The Seller has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and each other Transaction Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party.

         (c) Due Execution. This Agreement has been, and each other Transaction Document to which the Seller is a party will be, duly executed and delivered on behalf of the Seller.

         (d) No Conflict. The execution and delivery of this Agreement and each other Transaction Document to which the Seller is a party, the performance by the Seller of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in any breach of any of the material terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its property is bound.

         (e) No Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Seller is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, any Requirements of Law or contractual obligation applicable to the Seller and will not result in, or require the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or contractual obligation, except as may be provided herein.

         (f) No Proceedings. There are no proceedings, litigation or investigations pending or, to the knowledge of the Seller, threatened by or against the Seller or against any of its properties or revenues, before any court, regulatory body, administrative agency, arbitrator, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement any other Transaction Document to which the Seller is a party or (iii) seeking any determination or ruling that could reasonably be expected to be adversely determined, and if adversely determined, would have a Material Adverse Effect.

         (g) All Consents Required. All approvals, authorizations, consents, orders, notices to, filings with, or other actions of any Person or of any Governmental Authority required in connection with the execution, delivery and performance, validity or enforceability of this Agreement or any other Transaction Document to which the Seller is a party have been obtained.

         (h) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any "bulk sales" law by Seller.

         (i) Solvency. The transactions under this Agreement and/or the Purchase Agreement do not and will not render the Seller not Solvent.

         (j) Selection Procedures; Credit and Collection Policy. No procedures believed by the Seller to be materially adverse to the interests of VFCC or the Purchasers were utilized by the Seller in identifying and/or selecting the Contracts in the Asset Pool. In addition, each Contract shall have been underwritten in accordance with and satisfy the standards of any Credit and Collection Policy which has been established by the Seller or the Originator and is then in effect. Such Credit and Collection Policy or procedure may be amended from time to time in the Seller's or the Originator's normal course of business provided that the Seller shall not materially change such credit and collection policy or procedure without the prior written consent of the Deal Agent.

         (k) Taxes. The Seller has filed or caused to be filed all Tax returns which, to its knowledge, are required to be filed by it. The Seller has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Seller), and no Tax lien has been filed and, to the Seller's knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

         (l) Agreements Enforceable. This Agreement constitutes, and each other Transaction Document when executed and delivered will constitute, the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (m) Exchange Act Compliance. No proceeds of any Purchase or Incremental Purchase will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

         (n) No Liens. Each Asset, together with the Contract related thereto, shall, at all times, be owned by the Seller free and clear of any Adverse Claim except as provided herein, and upon each Purchase, remittance of Collections or Incremental Purchase, the relevant Secured Party shall acquire (subject to recordation where necessary) a valid and perfected first priority undivided ownership interest in each Asset then existing or thereafter arising and Collections with respect thereto, free and clear of any Adverse Claim except as provided hereunder. No effective financing statement or other instrument similar in effect covering any Asset or Collections with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Deal Agent relating to this Agreement.

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

         (o) Reports Accurate. No Monthly Report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller to the Deal Agent or a Purchaser in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Deal Agent or such Purchaser, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (p) Location of Offices. The principal place of business and chief executive office of the Seller and the office where the Seller keeps all the Records are located at the address of the Seller referred to in Section 11.2 hereof (or at such other locations as to which the notice and other requirements specified in Section 5.2(m) shall have been satisfied).

         (q) Lock-Boxes. The names and addresses of all the Lock-Box Banks, together, with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks and the names, addresses and account numbers of all accounts to which Collections of the Assets outstanding before the initial Purchase hereunder have been sent, are specified in Schedule II (which shall be deemed to be amended in respect of terminating or adding any Lock-Box Account or Lock-Box Bank upon satisfaction of the notice and other requirements specified in respect thereof).

         (r) Tradenames. Except as described in Schedule III, the Seller has no trade names, fictitious names, assumed names or "doing business as" names or other names under which it has done or is doing business.

         (s) Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Seller purchases Assets.

         (t) Value Given. The Seller shall have given reasonably equivalent value to the Originator in consideration for the transfer to the Seller of the Assets under the Purchase Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by the Originator to the Seller, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code; no event or circumstance has occurred that would constitute a Restricting Event pursuant to Section 7.2.

         (u) Special Purpose Entity. The Certificate of Incorporation of the Seller includes substantially the provisions set forth on Exhibit C hereto, and the Originator has confirmed in writing to the Seller that, so long as the Seller is not "insolvent" within the meaning of the Bankruptcy Code, the Originator will not cause the Seller to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws. Each of the Seller and the Originator is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making the assets of the Seller available to satisfy claims of the creditors of the Originator would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

         (v) Accounting. The Seller accounts for the transfers to it from the Originator of interests in Assets and Collections under the Purchase Agreement as sales of such Assets and transfers of Asset Interests as sales of such Asset Interests in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

         (w) Separate Entity. The Seller is operated as an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof (other than the Seller), and the Seller hereby acknowledges that the Deal Agent and the Secured Parties are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from the Originator and from each such other Affiliate of the Originator.

         (x) Security Interest. Except for Permitted Liens, the Seller has granted a security interest (as defined in the UCC) to the Deal Agent, as agent for the Secured Parties, in the Assets and Collections in the Asset Pool, which is enforceable in accordance with applicable law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Deal Agent as secured party and the Seller as debtor, the Deal Agent, as agent for the Secured Parties, shall have a first priority perfected security interest in the Assets and Collections (except for any Permitted Liens). All filings (including, without limitation, such UCC filings) as are necessary in any Jurisdiction to perfect the interest of the Deal Agent as agent for the Secured Parties, in the Assets and Collections have been (or prior to the applicable Purchase will be) made.

         (y) Investments. The Seller does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

         (z) Business. Since its incorporation, the Seller has conducted no business other than the purchase and receipt of Contracts and related assets from the Originator under the Purchase Agreement, the sale of Contracts under this Agreement and such other activities as are incidental to the foregoing.

         (aa) Investment Company Act. The Seller is not an "investment company" or a company "controlled" by an "investment" company within the meaning of the Investment Company Act of 1940, as amended.

         (bb) Accuracy of Representations and Warranties. Each representation or warranty by the Seller contained herein or in any certificate or other document furnished by the Seller pursuant hereto or in connection herewith is true and correct in all material respects.

         The representations and warranties set forth in this section shall survive the transfer of the Assets to the Deal Agent as agent for the Secured Parties. Upon discovery by the Seller, the Servicer, any Secured Party, the Liquidity Agent or the Deal Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         Section 4.2 Representations and Warranties of Seller Relating to the Agreement and the Contracts.

         The Seller hereby represents and warrants to the Deal Agent, each Secured Party, the Liquidity Agent and each Investor that, as of the Initial Purchase Date and as of each Addition Date:

         (a) Binding, Obligation, Valid Transfer and Security Interest.

                  (i) This Agreement and the Purchase Agreement each constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (ii) This Agreement constitutes either (A) a valid transfer to the Deal Agent as agent for the Secured Parties of all right, title and interest of the Seller in, to and under all Assets in the Asset Pool to the extent of the Asset Interest, and such transfer will be free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens, or (B) a grant of a security interest in all Assets in the Asset Pool to the Deal Agent as agent for the Secured Parties.

         (b) Eligibility of Contracts. As of the Initial Purchase Date, (i)
Schedule I to this Agreement and the information contained in the Purchase Certificate delivered pursuant to Section 2.2(b) is an accurate and complete listing in all material respects of all the Existing Contracts in the Asset Pool as of the Initial Purchase Date and the information contained therein with respect to the identity of such Contracts and the amounts owing thereunder is true and correct in all material respects as of the related Cut Off Date, (ii) each such Contract is an Eligible Contract, (iii) each such Contract and the related Equipment is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Requirements of Law applicable to the Seller and (iv) with respect to each such Contract, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the transfer of an interest in such Contract and the related Equipment to the Deal Agent as agent for the Secured Parties have been duly obtained, effected or given and are in full force and effect. On each Addition Date on which Additional Contracts are added by the Seller to the Asset Pool, the Seller shall be deemed to represent and warrant that (i) such Additional Contract referenced on the related Purchase Certificate delivered pursuant to
Section 2.2(b) hereof is an Eligible Contract, (ii) each such Additional Contract and the related Equipment is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Requirements of Law applicable to Seller and/or the Originator, (iii) with respect to each such Additional Contract, all consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the addition of such Contract and the related Equipment to the Asset Pool have been duly obtained, effected or given and are in full force and effect and (iv) the representations and warranties set forth in Section 4.2(a) are true and correct with respect to each Contract transferred on such day as if made on such day.

         (c) Survival of Representations and Warranties. The representations and warranties set forth in this Section 4.2 shall survive the transfer of an interest in the respective Contracts and related Equipment, or interests therein, to the Deal Agent as agent for the Secured Parties.

         Section 4.3 Representations and Warranties of the Seller Relating to
                     the Purchase Limit and Capital Limit.

         The Seller is hereby deemed to represent and warrant that on each day prior to the Termination Date, the amount of Capital outstanding on such day shall not exceed the lesser of (x) the Purchase Limit or (y) the Capital Limit.

                                    ARTICLE V

               GENERAL COVENANTS OF THE SELLER AND THE ORIGINATOR

         Section 5.1 General Covenants.

         Until the date on which all Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants that:

         (a) Compliance with Laws, Preservation of Corporate Existence. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges.

         Section 5.2 Covenants of Seller.

         The Seller hereby covenants that:

         (a) Contracts Not to be Evidenced by Instruments. The Seller will take no action to cause any Contract which is not, as of the Closing Date or the related Addition Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Contract.

         (b) Security Interests. The Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Contract in the Asset Pool or related Equipment, whether now existing or hereafter transferred hereunder, or any interest therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Seller will promptly notify the Deal Agent of the existence of any Lien on any Contract in the Asset Pool or related Equipment and the Seller shall defend the right, title and interest of the Deal Agent as agent for the Secured Parties in, to and under the Contracts in the Asset Pool and the related Equipment, against all claims of third parties, provided, however, that nothing in this section 5.2(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Contracts in the Asset Pool or any related Equipment.

         (c) Delivery of Collections. The Seller agrees to pay to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by Seller in respect of the Contracts in the Asset Pool.

         (d) Compliance with the Law. Seller hereby agrees to comply in all material respects with all Requirements of Law applicable to Seller, the Contracts and the Equipment.

         (e) Activities of Seller. The Seller shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not incidental to the transactions contemplated and authorized by this Agreement or the Purchase Agreement.

         (f) Indebtedness. The Seller shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) obligations incurred under this Agreement or under any Hedging Agreement required by Section 5.4(b), or (ii) liabilities incident to the maintenance of its corporate existence in good standing.

         (g) Guarantees. The Seller shall not become or remain liable, directly or indirectly, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

         (h) Investments. The Seller shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for purchases of Contracts pursuant to the Purchase Agreement, or for investments in Permitted Investments in accordance with the terms of this Agreement.

         (i) Merger; Sales. The Seller shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

         (j) Distributions. The Seller shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Seller or any Person's interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Restricting Event has occurred and is continuing and no Restricting Event would occur as a result thereof or after giving effect thereto and the Seller would continue to be Solvent as a result thereof and after giving effect thereto, the Seller may declare and pay cash or stock dividends on its capital stock.

         (k) Agreements. The Seller shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except the Transaction Documents, or amend or modify the provisions of its Certificate of Incorporation without the consent of the Deal Agent or issue any power of attorney except to the Deal Agent or the Servicer.

         (l) Separate Corporate Existence. The Seller shall:

             (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Seller will not be diverted to any other Person or for other than corporate uses of the Seller.

             (ii) Ensure that, to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

             (iii) Ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Seller contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Seller and any of its Affiliates shall be only on an arm's length basis.

             (iv) Maintain a principal executive and administrative office through which its business is conducted separate from those of its Affiliates. To the extent that Seller and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

             (v) Conduct its affairs strictly in accordance with its Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders, and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

             (vi) Take or refrain from taking, as applicable, each of the activities specified in the "non-substantive consolidation" opinion of Blank Rome Comisky & McCauley LLP delivered on the Closing Date, upon which the conclusions expressed therein are based.

         (m) Location of Seller, Records; Instruments. The Seller (x) shall not move outside the State of Pennsylvania, the location of its chief executive office, without 30 days' prior written notice to the Deal Agent and (y) shall not move, or consent to the Collateral Custodian or Servicer moving, the Contract Files from the possession of the Collateral Custodian thereof on the Initial Purchase Date, without 30 days' prior written notice to the Deal Agent and (z) will promptly take all actions required of each relevant jurisdiction in order to continue the first priority perfected security interest of the Deal Agent as agent for the Secured Parties in all Assets in the Asset Pool. The Seller will give the Deal Agent prompt notice of a change within the State of Delaware of the location of its chief executive office.

         (n) Accounting of Purchases. Other than for federal, state and local income tax purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as the sale, or absolute assignment, of Assets by the Seller to a Purchaser. The Seller will not account for or treat (whether in financial statements or otherwise) the transaction contemplated by the Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Originator Assets by the Originator to the Seller, as the case may be.

         (o) ERISA Matters. (i) The Seller has (A) fully complied in all material respects with all provisions of ERISA and any all other laws, rules, and regulations applicable to Benefit Plans and (B) timely filed and distributed all reports, descriptions and notices required by ERISA, the Code or any state or federal law or any ruling or regulation of any state or federal administrative agency with respect to any Benefit Plan; and (ii) the Seller will not (A) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (B) permit to exist any accumulated funding deficiency (whether or not waived), as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (C) fail to make any payments to a Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (D) terminate any Benefit Plan so as to result in any liability; or (E) permit to exist any occurrence of any reportable event described in Title IV of ERISA.

         (p) Originator Assets. With respect to each Asset acquired by the Seller, the Seller will (i) acquire such Asset pursuant to and in accordance with the terms of the Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Seller's ownership of such Asset, including, without limitation, (A) filing and maintaining, effective financing statements (Form UCC-1) against the Originator in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices in accordance with the Filing Requirements and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Deal Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Assets and interest therein represented by the Asset Interest.

         (q) Transactions with Affiliates. The Seller will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions permitted or contemplated by the Transaction Documents, and (ii) other transactions (including, without limitation, the lease of office space or computer equipment or software by the Seller to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Seller's business, (C) upon fair and reasonable terms that are no less favorable to the Seller than could be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Seller, and (D) not inconsistent with the factual assumptions set forth in the opinion letters issued by Blank Rome Comisky & McCauley LLP and delivered to the Deal Agent as a condition to the initial Purchase as such assumptions may be modified in any subsequent opinion letters delivered to the Deal Agent hereunder pursuant to Section 3.2(c) or otherwise. It is understood that any compensation arrangement for officers shall be permitted under clause (ii)(A) through (C) above if such arrangement has been expressly approved by the board of directors of the Seller.

         (r) Change in the Purchase Agreement. The Seller will not amend, modify, waive or terminate any terms or conditions of the Purchase Agreement, without the prior written consent of Deal Agent.

         (s) Amendment to Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, the Seller will not amend, modify or otherwise make any change to its Certificate of Incorporation which would delete or otherwise nullify or circumvent the provisions set forth on Exhibit C hereto.

         (t) Credit and Collection Policy. The Seller shall not cause or permit any changes to be made to the Credit and Collection Policy in any manner that would materially and adversely affect the collectibility of the Contracts sold hereunder without the prior written consent of the Deal Agent, which consent shall not be unreasonably withheld.

         Section 5.3 Release of Lien on Equipment.

         At the same time as (i) any Contract in the Asset Pool expires by its terms and all amounts in respect thereof other than Excluded Amounts have been paid by the related Obligor and deposited in the Collection Account or (ii) any Contract becomes a Prepaid Contract and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account, the Deal Agent as agent for the Purchasers will, to the extent requested by the Servicer, release its interest in such Contract; provided, however, that such release will not constitute a release of their respective interests in the Equipment or the proceeds of such Contract or Equipment. In connection with any sale of such Equipment on or after the occurrence of (i) or (ii) above, the Deal Agent as agent for the Purchasers will after the deposit by the Servicer of the proceeds of such sale into the Collection Account, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such Equipment; provided that the Deal Agent as agent for the Purchasers will make no representation or warranty, express or implied, with respect to any such Equipment in connection with such sale or transfer and assignment. Nothing in this section shall diminish the Servicer's obligations pursuant to Section 6.1(c) with respect to the proceeds of any such sale.

         Section 5.4 Operations on Tranche Rate Lock Date.

         (a) On each Tranche Rate Lock Date, the Servicer shall determine, if a Fixed Rate Tranche or Tranches exist prior to such Tranche Rate Lock Date, whether (i) the Contracts that became Fixed Rate Contracts on such Tranche Rate Lock Date ("Current Fixed Rate Contracts") shall be identified to a separate new Fixed Rate Tranche (a "New Fixed Rate Tranche"), or (ii) if the Current Fixed Rate Contracts shall be combined with one or more of the previously existing Fixed Rate Tranches into a single new Fixed Rate Tranche (a "Combined Fixed Rate Tranche"). On any Tranche Rate Lock Date on which a New Fixed Rate Tranche or a Combined Fixed Rate Tranche is established, the Servicer shall identify a Hedging Agreement to such Tranche and shall recalculate the ADCB by discounting the Fixed Rate Contracts identified to such Tranche at the applicable Discount Rate (giving effect to Hedge Rate for the Hedging Agreement identified to such Tranche).

         (b) On or prior to each Tranche Rate Lock Date, in accordance with the provisions of Section 5.4(a), the Seller shall enter into one or more Hedge Transactions, provided that each such Hedge Transaction shall:

             (i) be entered into with a Hedge Counterparty and governed by a Hedging Agreement;

             (ii) have a schedule of monthly payment periods the first of which commences during the next Fixed Period following the Tranche Rate Lock Date of the Tranche or Tranches and the last of which ends on the last Scheduled Payment due to occur under the Fixed Rate Contracts in such Tranche;

             (iii) have an amortizing notional amount such that the Hedge Notional Amount in effect during any monthly payment period shall be equal to at least ninety percent (90%) of the Capital outstanding of all Fixed Rate Contracts in such Tranche or Tranches on such Tranche Rate Lock Date; and

             (iv) provide for two series of monthly payments to be netted against each other, one such series being payments to be made by the Seller to a Hedge Counterparty (solely on a net basis) by reference to a fixed rate to be used in computing the Discount Rate for that Tranche or Tranches, and the other such series being payments to be made by the Hedge Counterparty to the Deal Agent (solely on a net basis) by reference to the USD-LIBOR-LIBO Rate, as defined in the 1991 ISDA Definitions for a 30-day maturity as in effect on the first day of each monthly period, the net amount of which shall be paid into the Collection Account (if payable by the Hedge Counterparty) or from the Collection Account to the extent funds are available under Section 2.7(a), 2.8(a) and 2.9(b) of this Agreement (if payable by the Seller);

         (c) As additional security hereunder, Seller hereby assigns to the Deal Agent, as agent for the Secured Parties, all right, title and interest of Seller in each Hedging Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to Seller under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty ("Hedge Collateral"), and grants a security interest to the Deal Agent, as agent for the Secured Parties, in the Hedge Collateral. Seller acknowledges that, as a result of that assignment, Seller may not, without the prior written consent of the Deal Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for Seller's right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Seller's obligations under Section 5.4(b) hereof. Nothing herein shall have the effect of releasing the Seller from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Deal Agent or any Secured Party for the performance by Seller of any such obligations.

         (d) On any Tranche Rate Lock Date, the Discounted Contract Balances of each Fixed Rate Contract identified to the New Fixed Rate Tranche or Combined Fixed Rate Tranche shall be recalculated using the Discount Rate applicable on such Tranche Rate Lock Date. To the extent that either (i) the Overcollateralization is less than the Minimum Overcollateralization Percentage or (ii) the aggregate Capital exceeds the Capital Limit, the Seller shall cure such deficiency within one (1) Business Day. To the extent that the aggregate Capital is less than the Capital Limit then the Seller may request an Incremental Purchase pursuant to the provisions of Section 2.2 of this Agreement.

         Section 5.5 Retransfer of Ineligible Contracts.

         In the event of a breach of any representation or warranty set forth in
Section 4.2 with respect to a Contract in the Asset Pool (each such Contract, an "Ineligible Contract"), no later than the earlier of (i) knowledge by the Seller of such Contract becoming an Ineligible Contract and (ii) receipt by the Seller from the Deal Agent or Servicer of written notice thereof, the Seller shall either (a) accept the retransfer of each such Ineligible Contract and any related Equipment selected by the Servicer as to which such breach related, and the Deal Agent as agent for the Purchasers shall convey to the Seller, without recourse, representation or warranty, all of its right, title and interest in such Ineligible Contract; or (b) subject to the satisfaction of the conditions in Section 2.17, substitute for such Ineligible Contract a Substitute Contract. In any of the foregoing instances, the Seller shall accept the retransfer of each such Ineligible Contract, and the ADCB shall be reduced by the Discounted Contract Balance (calculated using the applicable Discount Rate as of the most recent Determination Date) of each such Ineligible Contract and, if applicable, increased by the Discounted Contract Balance of each such Substitute Contract. On and after the date of retransfer, the Ineligible Contract so retransferred shall not be included in the Asset Pool and, as applicable, the Substitute Contract shall be included in the Asset Pool. In consideration of such retransfer, without substitution, the Seller shall, on the date of retransfer of such Ineligible Contract, make a deposit to the Collection Account (for allocation pursuant to Section 2.7 , 2.8 or 2.9, as applicable) in immediately available funds in an amount equal to the Discounted Contract Balance of such Ineligible Contract (calculated using the applicable Discount Rate as of the most recent Determination Date). Upon each retransfer to the Seller of such Ineligible Contract, the Deal Agent, as agent for the Purchasers, shall automatically and without further action be deemed to transfer, assign and set-over to the Seller, without recourse, representation or warranty, all the right, title and interest of the Deal Agent, as agent for the Purchasers, in, to and under such Ineligible Contract and all monies due or to become due with respect thereto, the related Equipment and all proceeds of such Ineligible Contract and Recoveries and Insurance Proceeds relating thereto and all rights to security for any such Ineligible Contract, and all proceeds and products of the foregoing. The Deal Agent, as agent for the Purchasers, shall, at the sole expense of the Servicer execute such documents and instruments of transfer as may be prepared by the Servicer on behalf of the Seller and take other such actions as shall reasonably be requested by the Seller to effect the transfer of such Ineligible Contract pursuant to this subsection.

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         Section 5.6 Retransfer of Assets.

         In the event of a breach of any representation or warranty set forth in
Section 4.2 hereof which breach has a material adverse affect on the rights of the Secured Parties or the Deal Agent, as agent of the Secured Parties, or on the ability of the Seller to perform its obligations hereunder, by notice then given in writing to the Seller, the Deal Agent may direct the Seller to accept the retransfer of all of the Assets, in which case the Seller shall be obligated to accept retransfer of such Assets on a Payment Date specified by the Seller (such date, the "Retransfer Date") and to terminate all Hedge Transactions prior to the Retransfer Date. The Seller shall deposit on the Retransfer Date an amount equal to the deposit amount provided below for such Assets in the Collection Account for distribution to the Secured Parties in accordance with Section Section 2.7(a), 2.8(a) or 2.9(b), as applicable. The deposit amount (the "Retransfer Amount") for such retransfer will be equal to the (A) sum of (i) the Aggregate Unpaids, and (ii) all Hedge Breakage Costs and any other amounts payable by Seller under or with respect to any Hedging Agreement minus (B) the amount, if any, available in the Collection Account on such Payment Date. On the Retransfer Date, provided that full Retransfer Amount has been deposited into the Collection Account, the Assets shall be transferred to the Seller; and the Deal Agent as agent for the Secured Parties shall, at the sole expense of the Servicer, execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be prepared and reasonably requested by the Servicer on behalf of the Seller to vest in the Seller, or its designee or assignee, all right, title and interest of the Deal Agent as agent for the Secured Parties in, to and under the Assets. If the Deal Agent gives a notice directing the Seller to accept such a retransfer as provided above, the obligation of Seller to accept a retransfer pursuant to this Section 5.6 shall constitute the sole remedy respecting a breach of the representations and warranties contained in Section 4.2 available to the Secured Parties and the Deal Agent on behalf of the Secured Parties.

         Section 5.7 Year 2000 Compatibility.

         The Seller shall take all action necessary to assure that, prior to January 1, 2000, the Seller's computer system (if it owns and maintains its own system) is able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Deal Agent or the Backup Servicer, the Seller shall provide assurance reasonably acceptable to the Deal Agent or the Backup Servicer of the Seller's Year 2000 Compatibility. The Seller shall provide to the Deal Agent and the Backup Servicer, on or before June 30, 1999, an officer's certificate certifying its computer system is year 2000 compatible.

         Section 5.8 Covenants of the Originator.

         The Originator hereby covenants that:

         (a) The Originator will not amend, modify, waive or terminate any terms or provisions of the Contribution Agreement, without the prior written consent of the Deal Agent.

         (b) Backup Servicer and Collateral Custodian Fee Letter. The Originator will not amend, modify, waive or terminate any terms or provisions of the Backup Servicer or Collateral Custodian Fee Letter without the prior written consent of the Deal Agent.

                                   ARTICLE VI

                    ADMINISTRATION AND SERVICING OF CONTRACTS


         Section 6.1 Appointment and Acceptance; Duties.

         (a) Appointment of Initial Servicer and Collateral Custodian. ABL is hereby appointed as Servicer pursuant to this Agreement. ABL accepts the appointment and agrees to act as the Servicer pursuant to this Agreement. Norwest is hereby appointed as Collateral Custodian pursuant to this Agreement. Norwest accepts the appointment and agrees to act as the Collateral Custodian pursuant to this Agreement.

         (b) General Duties. The Servicer will manage, service, administer, collect and enforce the Assets in the Asset Pool on behalf of the Purchasers (the "Servicing Duties") and will have full power and authority to do any and all things in connection with the performance of the Servicing Duties which it deems necessary or desirable provided, however, nothing it does may contravene the provisions of this Agreement. The Servicer will perform the Servicing Duties with reasonable care, using that degree of skill and attention that a prudent person engaging in such activities would exercise, but in any event shall not act with less care than the Servicer exercises with respect to all comparable contracts that it services for itself or others. The Servicing Duties will include, without limitation, collection and posting of all payments, responding to inquiries of Obligors regarding the Assets in the Asset Pool, investigating delinquencies and making Servicer Advances, remitting payments to the Deal Agent in a timely manner, furnishing monthly, quarterly and annual statements with respect to collections and payments in accordance with the provisions of this Agreement, and using its best efforts to maintain the perfected first priority security interest of the Deal Agent as agent for the Secured Parties in the Assets. The Servicer will follow customary standards, policies, and procedures and will have full power and authority, acting alone, to do any and all things in connection with the performance of the Servicing Duties that it deems necessary or desirable. If the Servicer commences a legal proceeding to enforce a Defaulted Contract or commences or participates in a legal proceeding (including a bankruptcy proceeding) relating to or involving an Asset in the Asset Pool, the Deal Agent as agent for the Secured Parties will be deemed to have automatically assigned the related Contract to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Secured Parties, pursuant to this Section 6.1(b), to execute and deliver, on behalf of itself and the Deal Agent as agent for the Secured Parties, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, then the Deal Agent will, at the Servicer's expense and direction, take steps on behalf of the Deal Agent as agent for the Secured Parties to enforce the Contract, including bringing suit in the name of the Deal Agent as agent for the Secured Parties.

         (c) Disposition Upon Termination of Contract. Upon the termination of a Contract included in the Asset Pool as a result of a default by the Obligor thereunder the Servicer will use commercially reasonable efforts to dispose of any related Equipment. Without limiting the generality of the foregoing, the Servicer may dispose of any such Equipment by purchasing such Equipment or by selling such Equipment to any of its Affiliates for a purchase price equal to the fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Deal Agent setting forth the Contract, the Equipment, the sale price of the Equipment and certifying that such sale price is the fair market value of such Equipment.

         (d) Further Assurances. The Deal Agent will, at the sole expense of the Servicer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         (e) Custodial Duties. The Collateral Custodian shall take and retain custody of the Custodian's Contract Files delivered by the Seller pursuant to
Section 3.3 hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Deal Agent as agent for the Secured Parties. Within five Business Days of its receipt of any Custodian's Contract File, the Collateral Custodian shall review the related Contract to verify that such Contract has been executed and has no missing or mutilated pages and to confirm (in reliance on the related contract number and Lessee name) that such Contract is referenced on the related list of Contracts. In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Custodian's Contract Files hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian an electronic file (in EXCEL or a comparable format) that contains the related list of Contracts or which otherwise contains the Contract number and the name of the Lessee with respect to each related Contract. If, at the conclusion of such review, the Collateral Custodian shall determine that such Contract is not executed or in proper form on its face, or that it is not referenced on such list of Contracts, the Collateral Custodian shall within two (2) Business Days notify the Seller and the Deal Agent of such determination by providing a written report to such Persons setting forth, with particularity, the lack of execution of such Contract, that such Contract has missing or mutilated pages, or the fact that such Contract was not referenced on the related list of Contracts. In addition, unless instructed otherwise in writing by the Seller or the Deal Agent within 10 days of the Collateral Custodian's delivery of such report, the Collateral Custodian shall return any Contract File not referenced on such list of Contracts to the Seller. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Custodian's Contract File.

         In taking and retaining custody of the Custodian's Contract Files, the Collateral Custodian shall be deemed to be acting as the agent of the Deal Agent as agent for the Secured Parties, provided, however, that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Custodian's Contract Files or the instruments therein, and provided, further, that the Collateral Custodian's duties as agent shall be limited to those expressly contemplated herein. All Custodian's Contract Files shall be kept in fireproof vaults or cabinets at the locations specified on
Schedule IV attached hereto, or at such other office as shall be specified to the Deal Agent by the Collateral Custodian in a written notice delivered at least 45 days prior to such change. All Custodian's Contract Files shall be placed together in a separate file cabinet with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Custodian's Contract Files shall be clearly segregated from any other documents or instruments maintained by the Collateral Custodian. The Collateral Custodian shall clearly indicate that such Custodian's Contract Files are the sole property of the Seller and that the Seller has granted an interest therein to the Deal Agent on behalf of the Secured Parties. In performing its duties, the Collateral Custodian shall use the same degree of care and attention as it employs with respect to similar Contracts which it holds as Collateral Custodian.

         (f) Concerning the Collateral Custodian.

             (i) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and which in good faith it reasonably believes to be genuine and which has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected by in acting upon (A) the written instructions of any designated officer of the Deal Agent or
         (B) the verbal instructions of the Deal Agent.

             (ii) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

             (iii) The Collateral Custodian shall not be liable to the Seller, the Deal Agent or any other Purchaser for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything which it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission.

             (iv) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Contracts, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Contracts. The Collateral Custodian shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

             (v) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

             (vi) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

             (vii) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Contracts.

         (g) Resignation or Termination of Collateral Custodian. The Collateral Custodian may resign at any time by providing not less than 120 days prior written notice to the Deal Agent, the Liquidity Agent, the Servicer, the Seller and the Originator. In addition, the Collateral Custodian may be removed without cause by the Deal Agent by notice then given in writing to the Servicer, the Seller, and the Collateral Custodian. In the event of any such resignation or removal, the Collateral Custodian may be replaced by (i) the Servicer, acting with the consent of the Deal Agent, or (ii) if no such replacement is appointed, within 30 days following such removal or resignation, by the Deal Agent.

         Section 6.2 Collection of Payments.

         (a) Collection Efforts, Modification of Contracts. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts in the Asset Pool as and when the same become due, and will follow those collection procedures which it follows with respect to all comparable Contracts that it services for itself or others. The Servicer may not waive, modify or otherwise vary any provision of a Contract; except that the Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing any Contract in the Asset Pool.

         (b) Prepaid Contract. The Servicer may not permit a Contract in the Asset Pool to become a Prepaid Contract (which shall not include a Contract that becomes a Prepaid Contract due to a Casualty Loss), unless (x) the Servicer provides an Additional Contract or (y) such prepayment will not result in the Collection Account receiving an amount (the "Prepayment Amount") less than the sum of (A) (i) the product of 88% and the Discounted Contract Balance as of the most recent Determination Date plus (ii) one month's interest at the applicable rate under such Prepaid Contract, (B) any outstanding Servicer Advances thereon (and to the extent not included therein any accrued and unpaid interest) and (C) all Hedge Breakage Costs owing to the relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement as the result of any such Contract becoming a Prepaid Contract. After a Restricting Event has occurred, the Servicer may not permit a Contract in the Asset Pool to become a Prepaid Contract (which shall not include a Contract that becomes a Prepaid Contract due to a Casualty Loss), unless the Servicer collects an amount equal to the sum of
(A) the Discounted Contract Balance on the date of such prepayment calculated using the applicable Discount Rate in effect on the date of payment, (B) any outstanding Servicer Advances thereon (and to the extent not included therein any accrued and unpaid interest) and (C) all Hedge Breakage Costs owing to the relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement as the result of any such Contract becoming a Prepaid Contract.

         (c) Acceleration. The Servicer shall accelerate the maturity of all or any Scheduled Payments under any Contract in the Asset Pool under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period) promptly after such Contract becomes a Defaulted Contract.

         (d) Taxes and other Amounts. To the extent provided for in any Contract in the Asset Pool, the Servicer will use its best efforts to collect all payments with respect to amounts due for taxes, assessments and insurance premiums relating to such Contracts or the Equipment and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.

         (e) Payments to Lock-Box Account. On or before the Initial Purchase Date with respect to the Existing Contracts and on or before the relevant Addition Date, with respect to Additional Contracts, the Servicer shall have instructed all Obligors to make all payments in respect of the Contracts in the Asset Pool to a Lock-Box or directly to a Lock-Box Account.

         (f) Establishment of the Collection Account. The Servicer shall cause to be established, on or before the Initial Purchase Date, and maintained in the name of the Deal Agent as agent for the Secured Parties, with an office or branch of a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank) a segregated corporate trust account (the "Collection Account"); provided, however, that at all times such depository institution or trust company shall be a depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) which has either (1) a long-term unsecured debt rating of A- or better by S&P and A-3 or better by Moody's or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P or P-1 or better by Moody's, (B) the parent corporation of which has either (1) a long-term unsecured debt rating of A- or better by S&P and A-3 or better by Moody's or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P and P-1 or better by Moody's or (C) is otherwise acceptable to the Deal Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (any such depository institution or trust company, a "Qualified Institution").

         (g) Remittances. The Servicer is hereby authorized and directed to allocate and deposit all Collections in accordance with Section 2.10 hereof and will apply such Collections as set forth in Section 2.7, 2.8 or 2.9, as applicable.

         Section 6.3 Servicer Advances.

         For each Monthly Period, if the Servicer determines that any Scheduled Payment (or portion thereof) which was due and payable pursuant to a Contract in the Asset Pool during such Monthly Period was not received prior to the end of such Monthly Period, the Servicer may make an advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof); in addition, if on any day there are not sufficient funds on deposit in the Collection Account to pay accrued Yield of any Asset Interest the Monthly Period of which ends on such day, the Servicer shall make an advance in the amount necessary to pay such Yield (in either case, any such advance, a "Servicer Advance"). Notwithstanding the preceding sentence, (i) the Servicer shall be required to make a Servicer Advance with respect to any Contract if, and only if, the Servicer determines (such determination to be conclusive and binding) in good faith that such Servicer Advance will ultimately be recoverable from future collections on, or the liquidation of, the Asset Pool and payments by one or more Hedge Counterparties under one or more Hedging Agreements, (ii) the Servicer's obligation to make a Servicer Advance for any Contract shall cease on the day such Contract becomes a Defaulted Contract or is charged-off pursuant to the Servicer's Credit and Collection Policies and (iii) any successor Servicer, including the Backup Servicer, will not be obligated to make any Servicer Advances. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 11:00 a.m. (Charlotte, North Carolina time) on the related Payment Date, in immediately available funds.

         Section 6.4 Realization Upon Defaulted Contract.

         The Servicer will use reasonable efforts to repossess or otherwise comparably convert the ownership of any Equipment relating to a Defaulted Contract in the Asset Pool and will act as sales and processing agent for Equipment which it repossesses. The Servicer will follow such other practices and procedures as it deems necessary or advisable and as are customary and usual in its servicing of contracts and other actions by the Servicer in order to realize upon such Equipment, which practices and procedures may include reasonable efforts to enforce all obligations of Obligors and repossessing and selling such Equipment at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may sell any such Equipment to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Deal Agent setting forth the Contract, the Equipment, the sale price of the Equipment and certifying that such sale price is the fair market value of such Equipment. In any case in which any such Equipment has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Equipment unless it reasonably determines that such repair and/or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Equipment relating to a Defaulted Contract.

         Section 6.5 Maintenance of Insurance Policies.

         The Servicer will use commercially reasonable best efforts to ensure that each Obligor maintains an Insurance Policy with respect to the related Equipment in an amount at least equal to the sum of the Discounted Contract Balance of the related Contract and shall ensure that each such Insurance Policy names the Servicer as loss payee and as an insured thereunder; provided that the Servicer, in accordance with its Credit and Collection Policy, may allow Obligors to self-insure. Additionally, the Servicer will require that each Obligor maintain property damage liability insurance during the term of each Contract in amounts and against risks customarily insured against by the Obligor on equipment owned by it. If an Obligor fails to maintain property damage insurance, the Servicer may, but shall not be required to, purchase and maintain such insurance on behalf of, and at the expense of, the Obligor. In connection with its activities as Servicer, the Servicer agrees to present, on behalf of the Deal Agent as agent for the Secured Parties, claims to the insurer under each Insurance Policy and any such liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Contract. The Servicer's Insurance Policies with respect to the related Equipment will insure against liability for personal injury and property damage relating to such Equipment. The Servicer hereby disclaims any and all rights, title or interest in or to the proceeds of any Insurance Policy with respect to any Contract or Equipment in the Asset Pool including any Insurance Policy it is named as loss payee with respect to, and agrees that it has no equitable, beneficial or other interest in the Insurance Policies other than being named as loss payee; provided, however, nothing herein shall limit or otherwise affect the rights of ABL, in its individual capacity and not as the Servicer, with respect to the Insurance Policies and any proceeds thereof. The Servicer acknowledges that with respect to the Insurance Policies and any proceeds thereof that it is acting solely in the capacity as agent for the Deal Agent, as agent for the Secured Parties.

         Section 6.6 Representations and Warranties of Servicer.

         The Servicer represents and warrants to the Deal Agent, as agent for the Secured Parties, the Secured Parties, the Collateral Custodian and Backup Servicer that, as of the Closing Date and on each Addition Date, insofar as any of the following affects the Servicer's ability to perform its obligations pursuant to this Agreement or any Transaction Document to which it is a party in any material respect:

         (a) Organization and Good Standing. The Servicer is (a) a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (b) has full corporate power, authority and legal right to own or lease its properties and conduct its business as such properties are presently owned or leased and such business is presently conducted, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not cause a Material Adverse Effect or materially and adversely affect the performance of the Servicer's obligations under this Agreement and each other Transaction Document to which it is a party.

         (b) Due Authorization. The Servicer has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and each other Transaction Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party.

         (c) Due Execution. This Agreement has been, and each other Transaction Document to which the Servicer is a party will be, duly executed and delivered on behalf of the Servicer.

         (d) No Conflict. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance by the Servicer of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in any breach of any of the material terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it or any of its property is bound.

         (e) No Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate in any material respect, any Requirements of Law or contractual obligation applicable to the Servicer and will not result in, or require the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or contractual obligation.

         (f) No Proceedings. There are no proceedings, litigation or investigations pending or, to the knowledge of the Servicer, threatened by or against the Servicer or against any of its properties or revenues, before any court, regulatory body, administrative agency, arbitrator, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or
(iii) seeking any determination or ruling that could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance of the Servicer's obligations under this Agreement or any other Transaction Document or the rights and remedies of the agents, Purchasers or Investors hereunder.

         (g) All Consents Required. All approvals, authorizations, consents, orders, notices to, filings with, or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery and performance, validity or enforceability of this Agreement or any other Transaction Document have been obtained.

         (h) Agreements Enforceable. This Agreement constitutes, and each other Transaction Document to which it is a party when executed and delivered will constitute, the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (i) Accuracy of Representations and Warranties. Each representation or warranty by the Servicer contained herein or in any certificate or other document furnished by the Servicer pursuant hereto or in connection herewith is true and correct in all material respects.

         (j) Reports Accurate. No Servicer Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Servicer to the Deal Agent or a Purchaser in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Deal Agent or such Purchaser, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         Section 6.7 Representations and Warranties of Backup Servicer and
                     Collateral Custodian.

         Each of the Backup Servicer and the Collateral Custodian represents and warrants to the Seller, the Servicer, and the Deal Agent, as agent for the Secured Parties, and the Secured Parties that, as of the Closing Date and on each Addition Date, insofar as any of the following affects the Backup Servicer's or the Collateral Custodian's, as the case may be, ability to perform its obligations pursuant to this Agreement in any material respect:

         (a) Organization and Good Standing. Norwest is (a) a national banking association duly organized, validly existing and in good standing under the laws of the United States, (b) has full corporate power, authority and legal right to own or lease its properties and conduct its business as such properties are presently owned or leased and such business is presently conducted, and (c) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not materially and adversely affect Norwest's performance of its obligations under this Agreement or any other Transaction Document to which it is a party.

         (b) Power and Authority. Each of the Backup Servicer and the Collateral Custodian has the corporate power and authority, and the legal right to make, deliver and perform this Agreement and each has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

         (c) Due Execution. This Agreement has been duly executed and delivered on behalf of each of the Backup Servicer and the Collateral Custodian.

         (d) No Violation. The transactions contemplated by, and the fulfillment of the terms of, this Agreement by the Backup Servicer and the Collateral Custodian will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, any term of any agreement, indenture, mortgage, deed of trust or other instrument to which the Backup Servicer or the Collateral Custodian is a party or by which it or any of its property is bound, (ii) result in or require the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or other Requirements of Law, or (iii) violate any Requirements of Law applicable to Norwest or any of its properties.

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         (e) No Consent. No consent, approval, authorization, order, notice, registration, filing, qualification, license or permit (collectively, the "Consents") of or with any Governmental Authority is required to be obtained by or with respect to the Backup Servicer or the Collateral Custodian in order for the Backup Servicer or the Collateral Custodian, as the case may be, to enter into this Agreement or perform its obligations hereunder, except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

         (f) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Norwest, enforceable against the Backup Servicer and the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (g) No Proceedings. There are no proceedings, litigation, or investigations pending or, to the best of its knowledge, threatened, against the Backup Servicer or the Collateral Custodian or against any of their respective properties, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to be adversely determined, and if adversely determined would materially and adversely affect the performance by the Backup Servicer or the Collateral Custodian of its obligations under, this Agreement or any other Transaction Document or the rights and remedies of the agents, Purchasers or Investors hereunder.

         Section 6.8 Covenants of Servicer.

         The Servicer hereby covenants that:

         (a) Compliance with Law. The Servicer will comply in all material respects with all laws and regulations of any Governmental Authority applicable to the Servicer or the Contracts in the Asset Pool and related Equipment and Custodian's Contract Files or any part thereof.

         (b) Obligations with Respect to Contracts; Modifications. The Servicer will duly fulfill and comply with all obligations on the part of the Seller to be fulfilled or complied with under or in connection with each Contract in the Asset Pool and will do nothing to impair the rights of the Deal Agent as agent for the Secured Parties or of the Secured Parties in, to and under the Assets in the Asset Pool. The Servicer will perform such obligations under the Contracts in the Asset Pool and will not change or modify the Contracts.

         (c) Preservation of Security Interest. The Servicer will execute and file such financing and continuation statements and any other documents which may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Deal Agent as agent for the Secured Parties in, to and under the Assets.

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         (d) No Bankruptcy Petition. Prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding commercial paper issued by VFCC, the Servicer will not institute against the Seller or VFCC, or join any other Person in instituting against the Seller or VFCC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 6.8(d) will survive the termination of this Agreement.

         (e) Year 2000 Compatibility. The Servicer shall take all action necessary to assure that, prior to January 1, 2000, the Servicer's Contract Management System is able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Deal Agent or the Backup Servicer, the Servicer shall provide assurance reasonably acceptable to the Deal Agent or the Backup Servicer of the Servicer's Year 2000 Compatibility. The Servicer shall provide to the Deal Agent and Backup Servicer, on or before June 30, 1999, an officer's certificate certifying that its Contract Management System is year 2000 compatible.

         Section 6.9 Covenants of Backup Servicer and Collateral Custodian.

         Each of the Backup Servicer and the Collateral Custodian hereby covenants that:

         (a) Custodian's Contract Files. The Collateral Custodian will not dispose of any documents constituting the Custodian's Contract Files in any manner which is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Contract except as contemplated by this Agreement.

         (b) Compliance with Law. Each of the Backup Servicer and the Collateral Custodian will comply with all laws and regulations of any Governmental Authority applicable to the Backup Servicer and the Collateral Custodian.

         (c) No Bankruptcy Petition. Prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding commercial paper issued by VFCC, neither the Backup Servicer nor the Collateral Custodian will institute against the Seller or VFCC, or join any other Person in instituting against the Seller or VFCC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This
Section 6.9(c) will survive the termination of this Agreement.

         (d) Location of Contract Files. The Custodian's Contract Files shall remain at all times in the possession of the Collateral Custodian at the address set forth herein unless notice of a different address is given in accordance with the terms hereof.

         (e) No Changes in Backup Servicer and Collateral Custodian Fee. The Backup Servicer and Collateral Custodian will not make any changes to the fees set forth in the Backup Servicer and Collateral Custodian Fee Letter without the prior written approval of the Deal Agent.

         (f) Year 2000 Compatibility. The Backup Servicer and Collateral Custodian shall take all action necessary to assure that, prior to January 1, 2000, the Backup Servicer and Collateral Custodian's computer system is able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Deal Agent, the Backup Servicer and Collateral Custodian shall provide assurance reasonably acceptable to the Deal Agent of the Backup Servicer and Collateral Custodian's Year 2000 Compatibility.

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         Section 6.10 [Reserved].

         Section 6.11 [Reserved].

         Section 6.12 Payment of Certain Expenses by Servicer.

         The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Seller, but excluding Liquidation Expenses incurred as a result of activities contemplated by Section 6.4. The Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account and the Lock-Box Account. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

         Section 6.13 Reports.

         (a) Monthly Report. With respect to each Determination Date and the related Monthly Period, the Servicer will provide to the Seller, the Deal Agent and the Backup Servicer, on the related Reporting Date, a monthly statement (a "Monthly Report"), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit E.

         (b) Servicer's Certificate. Together with each Monthly Report, the Servicer shall submit to the Purchaser a certificate (a "Servicer's Certificate"), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit F.

         (c) Financial Statements. The Servicer will submit to the Purchaser and the Backup Servicer, within 75 days of the end of each of its fiscal quarters, commencing September 30, 1998 unaudited financial statements (including an analysis of delinquencies and losses for each fiscal quarter) as of the end of each such fiscal quarter. The Servicer will submit to the Purchaser, within 120 days of the end of each of its fiscal years, commencing June 30, 1998 audited financial statements (including an analysis of delinquencies and losses for each fiscal year describing the causes thereof and sufficient to determine whether a Restricting Event has occurred or is reasonably likely to occur and otherwise reasonably satisfactory to the Deal Agent) as of the end of each such fiscal year.

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         Section 6.14 Annual Statement as to Compliance.

         The Servicer will provide to the Deal Agent and the Backup Servicer, on or prior to April 30 of each year, commencing April 30, 1999, an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the period ending on the last day of the immediately preceding fiscal year has been made under such Person's supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Default has occurred and is continuing (or if a Servicer Default has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Default occurred during such year and no notice thereof has been given to the Deal Agent, specifying such Servicer Default and the steps taken to remedy such event).

         Section 6.15 Annual Independent Public Accountant's Servicing Reports.

         The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Deal Agent and the Backup Servicer, on or prior to April 30 of each year, commencing April 30, 1999, (i) a report relating to the previous fiscal year to the effect that (A) such firm has reviewed certain documents and records relating to the servicing of the Contracts in the Asset Pool, and (B) based on such examination, such firm is of the opinion that the Monthly Reports for such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm's report and (ii) a report covering the preceding fiscal year to the effect that such accountants have applied certain agreed-upon procedures to certain documents and records relating to the servicing of Contracts under this Agreement, compared the information contained in the Servicer's Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In the event such firm requires the Backup Servicer to agree to the procedures performed by such firm, the Servicer shall direct the Backup Servicer in writing to so agree; it being understood and agreed that the Backup Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Backup Servicer makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Section 6.16 Adjustments.

         If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Contract in the Asset Pool and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

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         Section 6.17 Merger or Consolidation of the Servicer.

         The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

                  (i) the Servicer has delivered to the Deal Agent and the Backup Servicer an Officer's Certificate and an Opinion of Counsel each stating that any consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 6.17 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Deal Agent may reasonably request;

                  (ii) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Deal Agent; and

                  (iii) after giving effect thereto, no Restricting Event or event which with notice or lapse of time would constitute a Payout Event shall have occurred.

         Section 6.18 Limitation on Liability of the Servicer and Others.

         Except as expressly provided herein, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Deal Agent, the Secured Parties or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder. The Servicer may conclusively rely on and shall be fully protected in acting upon (A) the written instructions of any designated officer of the Deal Agent or (B) the verbal instructions of the Deal Agent.

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         Section 6.19 Indemnification of the Seller, the Backup Servicer, the
                      Collateral Custodian, the Deal Agent and the Secured Parties.

         The Servicer shall indemnify and hold harmless the Seller, the Backup Servicer, the Collateral Custodian, the Deal Agent, the Liquidity Agent and each Secured Party and their respective officers, directors, employees and agents (collectively, the "Indemnified Persons") from and against any loss, liability, expense, damage or injury suffered or sustained by any Indemnified Person by reason of any acts or omissions of the Servicer, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, but excluding allocations of overhead expenses of any such Indemnified Party or other non-monetary damages of any such Indemnified Party. Notwithstanding the foregoing, the Servicer shall not indemnify an Indemnified Person if such loss, liability, expense, damage or injury results or arises (i) as a result of fraud, gross negligence or breach of fiduciary duty by such Indemnified Person; and (ii) under any federal, state or local income or franchise taxes or any other Tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Seller, the Backup Servicer, the Collateral Custodian, the Deal Agent, the Liquidity Agent or the Secured Parties in connection herewith to any taxing authority. Notwithstanding the foregoing, the Servicer shall not indemnify the Collateral Custodian and the Backup Servicer for any damages or injury arising from such party losing any Contract. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. If the Servicer has made any indemnity payment pursuant to this Section 6.19 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts, the recipient shall repay to the Servicer an amount equal to the amount it has collected from others in respect of such indemnified amounts.

         If for any reason the indemnification provided above in this Section
6.19 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, then Servicer shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Person on the one hand and Servicer on the other hand but also the relative fault of such Indemnified Person as well as any other relevant equitable considerations.

         The parties hereto agree that the provisions of this Section 6.19 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the related Obligor or third party Obligor on, any Pool Asset.

         Any indemnification pursuant to this Section shall not be payable from the Assets.

         The obligations of the Servicer under this Section 6.19 shall survive the resignation or removal of the Deal Agent, the Liquidity Agent, the Backup Servicer or the Collateral Custodian and the termination of this Agreement.

         Section 6.20 The Servicer Not to Resign.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer's determination that (i) the performance of its duties hereunder is or becomes impermissible under applicable law and
(ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Deal Agent and the Backup Servicer. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.25.

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         Section 6.21 Access to Certain Documentation and Information Regarding
                      the Contracts.

         The Collateral Custodian shall provide to the Deal Agent access to the Custodian's Contract Files and all other documentation regarding the Contracts in the Asset Pool and the related Equipment in such cases where the Deal Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon two business days prior written request, (ii) during normal business hours and (iii) subject to the Servicer's and Collateral Custodian's normal security and confidentiality procedures. Prior to the Closing Date and quarterly thereafter at the discretion of the Deal Agent, the Deal Agent may review the Servicer's collection and administration of the Contracts in order to assess compliance by the Servicer with the Servicer's Credit and Collection Policies, as well as with this Agreement and may conduct an audit of the Contracts and Custodian's Contract Files in conjunction with such a review, such access being afforded without charge but only (i) upon two (2) Business Days prior written request,
(ii) during normal business hours and (iii) subject to the Servicer's and Collateral Custodian's normal security and confidentiality procedures. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. The first such audit and one quarterly audit per year may be conducted by an independent auditor retained by the Deal Agent. The Seller shall be obligated to pay all expenses related to such independent auditor and reimburse the Deal Agent for any out-of-pocket expenses related to any audit conducted pursuant to this Section 6.21.

         Section 6.22 Backup Servicer.

         (a) On or before the date on which the initial Purchase occurs, until the receipt by the Servicer of a Termination Notice, the Backup Servicer shall perform, on behalf of the Deal Agent and the Secured Parties, the following duties and obligations:

                  (i) On or before the Initial Purchase Date, the Backup Servicer shall accept from the Servicer delivery of the information required to be set forth in the Monthly Reports in hard copy and in an electronic format acceptable to the Servicer and the Backup Servicer.

                  (ii) Not later than 12:00 noon New York time two Business Days prior to each Reporting Date, the Backup Servicer shall accept delivery of tape from the Servicer, which shall include but not be limited to the following information: the name, number and name of the related Lessee for each Contract, the collection status, the contract status, the principal balance, and the ADCB as of the related Determination Date, the Scheduled Payments for each Contract, the Discount Rate for each Contract, the maturity date for each Contract and any other information set forth in the Monthly Report (the "Tape").

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         The Servicer shall provide the Tape on each Reporting Date as described above. If the Servicer fails to provide the Tape to the Backup Servicer by the time set forth in clause (ii) above, the Backup Servicer shall have the greater of (i) two (2) Business Days, or (ii) such other period of time provided herein, to perform the review set forth in clause (b)(i) below.

         (b) Prior to each Payment Date, and until the receipt by the Servicer of a Termination Notice, the Backup Servicer shall perform, on behalf of the Secured Parties and the Deal Agent, the following duties and obligations:

                  (i) Prior to the related Payment Date, the Backup Servicer shall review the Monthly Report to ensure that it is complete on its face and that the following items in such Monthly Report have been accurately calculated, if applicable, and reported: (A) the ADCB, (B) the average ADCB, (C) the Discounted Contract Balances of the Contracts that are 30-60 days past due, (D) the Discounted Contract Balances of the Contracts that are 61-90 days past due, (E) the Discounted Contract Balances of the Contracts that are 90+ days past due, (F) the Discounted Contract Balances of the Contracts that are Defaulted Contracts, (G) the Delinquency Ratio and (H) the Default Ratio. The Backup Servicer shall notify the Deal Agent and the Servicer of any disagreements with the Monthly Report based on such review not later than the Business Day preceding such Payment Date to such Persons.

                  (ii) If the Servicer disagrees with the report provided under paragraph (i) above by the Backup Servicer or if the Servicer or any subservicer has not reconciled such discrepancy, the Backup Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Servicer if possible, and notify the Deal Agent of the resolution thereof. The Servicer hereby agrees to cooperate, at its own expense, with the Backup Servicer in reconciling any discrepancies herein. If within 20 days after the delivery of the report provided under paragraph (i) above by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Deal Agent of the continued existence of such discrepancy. Following receipt of such notice by the Deal Agent, the Servicer shall deliver to the Deal Agent, the Secured Parties, and the Backup Servicer no later than the related Payment Date a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.

         With respect to the foregoing, the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer.

         (c) After the receipt of an effective Termination Notice by the Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer, under this Agreement, whether with respect to the Contracts or otherwise shall pass to and be vested in the Backup Servicer, subject to and in accordance with the provisions of Section 6.25, as long as the Backup Servicer is not prohibited by an applicable provision of law from fulfilling the same, as evidenced by an Opinion of Counsel.

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         (d) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) which may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

         (e) As compensation for its back-up servicing obligations hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee in respect of each Monthly Period (or portion thereof) until the first to occur of the date on which the Backup Servicer becomes a Successor Servicer, resigns or is removed as Backup Servicer or termination of this Agreement.

         (f) The Backup Servicer may resign at any time by providing not less than 120 days prior written notice to the Deal Agent, the Liquidity Agent, the Servicer, the Seller and the Originator. In addition, the Backup Servicer may be removed without cause by the Deal Agent by notice then given in writing to the Servicer, the Seller and the Backup Servicer. In the event of any such resignation or removal, the Backup Servicer may be replaced by (i) the Servicer, acting with the consent of the Deal Agent or (ii) if no such replacement is appointed within 30 days following such removal or resignation, by the Deal Agent.

         (g) The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting on the routine and ordinary day-to-day operations for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses which result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

         (h) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Seller, Secured Parties, Deal Agent, Liquidity Agent, Collateral Custodian and Backup Servicer, shall look only to the Servicer to perform such obligations. The Backup Servicer and the Collateral Custodian shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Asset or Contract under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Asset, Contract or any item of Equipment, or (v) the acts or omissions of any successor Backup Servicer.

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         Section 6.23 Identification of Records.

         The Servicer shall clearly and unambiguously identify each Contract in the Asset Pool and the related Equipment in its computer or other records to reflect that such Contracts and Equipment have been transferred to and are owned by the Seller and that an interest therein has been transferred by the Seller pursuant to this Agreement.

         Section 6.24 Servicer Defaults.

         If any one of the following events (a "Servicer Default") shall occur and be continuing:

         (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Deal Agent as required by this Agreement including, without limitation, while ABL is Servicer, any payment required to be made under the Backup Servicer and Collateral Custodian Fee Letter, or to deliver any required Monthly Report or other Required Reports hereunder on or before the date occurring two Business Days after the date such payment, transfer, deposit, instruction of notice or report is required to be made or given, as the case may be, under the terms of this Agreement;

         (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the Purchase Agreement which has a material adverse effect on the Secured Parties, which continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Deal Agent and (ii) the date on which the Servicer becomes aware thereof;

         (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Secured Parties and which continues to be unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Deal Agent and (ii) the date on which the Servicer becomes aware thereof;

         (d) an Insolvency Event shall occur with respect to the Servicer or ABFS;

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         (e) any material delegation of the Servicer's duties which is not permitted by Section 7.2;

         (f) any financial or Asset information reasonably requested by the Deal Agent or the Purchaser as provided herein is not reasonably provided as requested;

         (g) the rendering against the Servicer or ABFS of a final judgment, decree or order for the payment of money in excess of U.S. $1,000,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 61 consecutive days without a stay of execution;

         (h) the failure of the Servicer or ABFS to make any payment due with respect to aggregate recourse debt or other obligations with an aggregate principal amount exceeding U.S. $1,000,000 or the occurrence of any event or condition which would permit acceleration of such recourse debt or other obligations if such event or condition has not been waived;

         (i) any change in the control of the Servicer or ABFS which takes the form of either a merger or consolidation in which the Servicer or ABFS, as the case may be, is not the surviving entity;

         (j) ABFS shall fail to have a GAAP net worth (excluding goodwill) of at least $20,000,000; or

         (k) (i) the average Delinquency Ratio for any Payment Date and the two immediately preceding Payment Dates exceeds 4.0%, or (ii) the average Default Ratio for any Payment Date exceeds 3.5%.

Notwithstanding anything herein to the contrary, so long as any such Servicer Default shall not have been remedied, the Deal Agent, by written notice to the Servicer (with a copy to the Backup Servicer) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

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         Section 6.25 Appointment of Successor Servicer.

         (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 6.24, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Deal Agent in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Deal Agent, until a date mutually agreed upon by the Servicer and the Deal Agent. The Deal Agent may at the time described in the immediately preceding sentence in its sole discretion, appoint the Backup Servicer as the Servicer hereunder, and the Backup Servicer shall on such date assume all obligations of the Servicer hereunder, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer; provided, however, that the Successor Servicer shall not (i) be responsible or liable for any past actions or omissions of the outgoing Servicer or (ii) be obligated to make Servicer Advances. In the event that the Deal Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unwilling or unable to assume such obligations on such date, the Deal Agent shall as promptly as possible appoint a successor servicer (the Backup Servicer or any such other successor, the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Deal Agent. If the Deal Agent within 60 days of receipt of a Termination Notice is unable to obtain any bids from Eligible Servicers and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Deal Agent shall offer the Seller the right to accept retransfer of all the Assets and the Seller may accept re-transfer of all the Assets, provided, however, that if the long-term unsecured debt obligations of the Seller are not rated at the time of such purchase at least investment grade by each rating agency providing a rating in respect of such long-term unsecured debt obligations, no such re-transfer shall occur unless the Seller shall deliver an Opinion of Counsel reasonably acceptable to the Deal Agent that such re-transfer would not constitute a fraudulent conveyance of the Seller. The amount to be paid and deposited in respect of such re-transfer shall be equal to the sum of the Capital outstanding plus all Yield that has accrued thereon and that will accrue thereon. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Deal Agent shall petition a court of competent Jurisdiction to appoint any established financial institution having a net worth of not less than U.S. $50,000,000 and whose regular business includes the servicing of Contracts as the Successor Servicer hereunder.


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         (b) Upon its appointment, the Backup Servicer (subject to Section
6.25(a)) or the Successor Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable.

         (c) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Contracts in the Asset Pool.

         (d) Upon the Backup Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this
Section 6.25, the Backup Servicer will promptly begin the transition to its role as Servicer.

         (e) The Backup Servicer shall be entitled to receive its reasonable costs incurred in transitioning to Servicer.

         Section 6.26 Market Servicing Fee.

         Notwithstanding anything to the contrary herein, in the event that a successor Servicer is appointed Servicer, the Servicing Fee shall equal the market rate for comparable servicing duties to be fixed upon the date of such appointment by such successor Servicer and the Trustee with the consent of the Deal Agent; in the event that the Backup Servicer becomes the successor Servicer, the Backup Servicer shall solicit three bids, with a copy to the Deal Agent, from not less than three entities experienced in the servicing of contracts similar to the Contracts and that are not Affiliates of the Backup Servicer, the Servicer or the Seller, and the Servicing Fee shall be equal to the average of the fees proposed as determined by the Backup Servicer and with the consent of the Deal Agent (the "Market Servicing Fee").

         Section 6.27 Notification.

         Upon the Servicer becoming aware of the occurrence of any Servicer Default, the Servicer shall promptly give written notice thereof to the Deal Agent and the Backup Servicer.

         Section 6.28 Protection of Right, Title and Interest to Assets.

         (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Deal Agent as agent for the Secured Parties and of the Secured Parties to the Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Deal Agent as agent for the Secured Parties hereunder to all property comprising the Assets, excluding those documents delivered to the Collateral Custodian to be included as part of the Custodian's Contract File. The Servicer shall deliver to the Deal Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 6.28(a).

         (b) The Servicer will give the Deal Agent at least 30 days' prior written notice of any relocation of any office from which it services Contracts in the Asset Pool or keeps the Custodian's Contract Files or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC or any other applicable law governing the perfection of interests in property would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the security interest of the Deal Agent as agent for the Secured Parties in the Contracts in the Asset Pool and the proceeds thereof. The Servicer will at all times maintain each office from which it services Contracts in the Asset Pool within the United States of America.

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         Section 6.29 Release of Custodian's Contract Files.

         The Seller may, with the prior written consent of the Deal Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian release each Custodian's Contract File (a) delivered to the Collateral Custodian in error, (b) for which a Substitute Contract has been substituted in accordance with Section 2.16, (c) as to which the lien on the related Equipment has been so released pursuant to Section 5.3, (d) which has been retransferred to the Seller pursuant to Section 5.5 or 5.6, or (e) which is required to be redelivered to the Seller in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian and the Deal Agent a written request in the form of Exhibit H hereto (signed by both the Seller and the Deal Agent) specifying the Contracts to be so released and reciting that the conditions to such release have been met (and specifying the section or sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for release executed by the Seller and the Deal Agent promptly, but in any event within 5 Business Days, release the Custodian's Contract Files so requested to the Seller.

                                   ARTICLE VII

                               RESTRICTING EVENTS

         Section 7.1 [Reserved].

         Section 7.2 Restricting Events.

         If any of the following events ("Restricting Events") shall occur:

         (a) as of any Payment Date, a Servicer Default occurs and is continuing;

         (b) as of any Payment Date, a Default Ratio Trigger Event exists;

         (c) as of any Payment Date, a Delinquency Ratio Trigger Event exists;

         (d) the passage of 60 days following receipt by the Purchaser of a written notification of the Seller's intent to terminate the revolving period;

         (e) the Seller shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "40 Act"), or the arrangements contemplated by this Agreement shall require registration as an "investment company" within the meaning of the 40 Act;

         (f) the Seller is not in compliance with the Portfolio Concentration Criteria, and such noncompliance is not cured by the next Payment Date;

         (g) the Seller does not continue to maintain a first priority perfected security interest in the Assets in favor of the Deal Agent, as agent for the Secured Parties;

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         (h) there has been any occurrence which, in the judgment of the Deal
Agent, would have a material adverse effect on (i) the assets, liabilities, financial condition, business or operations of the Originator, the Seller or the Servicer, or (ii) the ability of the Originator, the Seller or the Servicer to meet its obligations under the Transaction Documents;

         (i) (i) failure on the part of the Originator or the Seller to make any payment or deposit required by the terms of this Agreement, the Purchase Agreement or the Contribution Agreement on the day such payment or deposit is required to be made; or

             (ii) failure on the part of the Originator or the Seller to observe or perform any of its covenants or agreements set forth in this Agreement, the Purchase Agreement or the Contribution Agreement, which failure has a material adverse effect on the interests of the Deal Agent, any Secured Party, the Liquidity Agent or any Investor and which continues unremedied for a period of 30 days or more after written notice to the Originator or the Seller as the case may be;

         (j) any representation or warranty made by the Originator or the Seller in this Agreement, the Purchase Agreement or the Contribution Agreement or any information required to be given pursuant to this Agreement, the Purchase Agreement or the Contribution Agreement shall prove to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 30 days after written notice or actual knowledge thereof;

         (k) the Seller defaults under any other agreement with respect to any Indebtedness;

         (l) the occurrence of an Insolvency Event relating to the Originator or the Seller;

         (m) the Termination Date shall have occurred;

         (n) the aggregate Capital outstanding exceeds the Capital Limit and the Seller does not, within three (3) Business Days deliver a Notice of Sale to the Deal Agent which would cure such deficiency;

         (o) any law, treaty, rule or regulation applicable to any Purchaser shall have been enacted, amended or rescinded and, in the sole discretion of the related Purchaser, such enactment, amendment or rescindment, as the case may be, shall have a material adverse effect on any such Purchaser under the Transaction Documents;

         (p) a regulatory, tax or accounting body has ordered that the activities of the Seller or any Affiliate of the Seller, contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Seller contemplated hereby may reasonably be expected to cause the Seller or any of its respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences; or

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         (q) on any day, the aggregate Hedge Notional Amount in effect for that day under all Hedge Transactions is less than 90% of the Capital outstanding of all Fixed Rate Contacts on that day, and the Seller does not cure such deficiency within one (1) Business Day;

         (r) any term or provision in the Purchase Agreement, Contribution Agreement or the Backup Servicer and Collateral Custodian Fee Letter is amended, modified, waived or terminated without the prior written consent of the Deal Agent.

then, and in any such event, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such occurrence, the Deal Agent and the Purchasers shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 Indemnities by the Seller.

         Without limiting any other rights which the Deal Agent, the Backup Servicer, the Collateral Custodian, the Liquidity Agent, the Secured Parties or any of their respective Affiliates may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Deal Agent, the Backup Servicer, the Collateral Custodian, the Liquidity Agent, the Secured Parties, and each of their respective Affiliates and officers, directors, employees and agents thereof from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by, but excluding allocations of overhead expenses of any such Indemnified Party or other non-monetary damages of any such Indemnified Party any of them arising out of or as a result of this Agreement or the ownership of the Asset Interest or in respect of any Asset or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from negligence or willful misconduct on the part of the Deal Agent, the Backup Servicer, the Collateral Custodian, the Liquidity Agent, such Secured Parties or such Affiliate and (b) recourse (except with respect to payment and performance of obligations provided for in this Agreement) for Defaulted Contracts. If the Seller has made any indemnity payment pursuant to this Section
8.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Seller an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, the Seller shall indemnify the Deal Agent, the Backup Servicer, the Collateral Custodian, the Liquidity Agent, the Secured Parties and each of their respective Affiliates and officers, directors, employees and agents thereof for Indemnified Amounts relating to or resulting from:

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             (i) any Purchased Asset treated as or represented by the Seller to be an Eligible Contract which is not at the applicable time an Eligible Contract;

             (ii) reliance on any representation or warranty made or deemed made by the Seller, the Servicer (if the Originator or one of its Affiliates) or any of their respective officers under this Agreement or any Transaction Document and the transactions contemplated hereby and thereby, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

             (iii) the failure by the Seller or the Servicer (if the Originator or one of its Affiliates) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Asset, the related Contract, or the nonconformity of any Asset, the related Contract with any such applicable law, rule or regulation;

             (iv) the failure to vest and maintain vested in the relevant Purchaser or to transfer to such Purchaser, an undivided ownership interest in the Assets, together with all Collections, free and clear of any Adverse Claim whether existing at the time of any Purchase or at any time thereafter;

             (v) the failure to maintain, as of the close of business on each Business Day prior to the Termination Date, an amount of Capital outstanding which is less than or equal to the lesser of (x) the Purchase Limit on such Business Day, or (y) the Capital Limit on such Business Day;

             (vi) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Assets which are, or are purported to be, Pool Assets, whether at the time of any Purchase or at any subsequent time;

             (vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Asset which is, or is purported to be, a Purchased Asset (including, without limitation, a defense based on such Asset or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Asset or the furnishing or failure to furnish such merchandise or services;

             (viii) any failure of the Seller or the Servicer (if the Originator or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Originator, the Seller or any Affiliate thereof to perform its respective duties under the Contracts;

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             (ix) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Asset or Contract;

             (x) the failure by Seller to pay when due any Taxes for which the Seller is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Pool Assets;

             (xi) any repayment by the Deal Agent, the Liquidity Agent or a Secured Party of any amount previously distributed in reduction of Capital or payment of Yield or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Deal Agent, the Liquidity Agent or a Secured Party believes in good faith is required to be repaid;

             (xii) the commingling of Collections of Pool Assets at any time with other funds;

             (xiii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or reinvestments or the ownership of the Asset Interest or in respect of any Asset or Contract;

             (xiv) any failure by the Seller to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Seller of any Assets or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

             (xv) the failure of the Seller, the Originator or any of their respective agents or representatives to remit to the Servicer or the Deal Agent, Collections of Pool Assets remitted to the Seller or any such agent or representative.

Any amounts subject to the indemnification provisions of this Section 8.1 shall be paid by the Seller solely pursuant to the provisions of Sections 2.7, 2.8 or
2.9 hereof as the case may be.

         If for any reason the indemnification provided above in this Section
8.1 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, then Servicer shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Person on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Person as well as any other relevant equitable considerations.

         The parties hereto agree that the provisions of Section 8.1 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, related Obligor on, any Pool Asset.

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                                   ARTICLE IX

                     THE DEAL AGENT AND THE LIQUIDITY AGENT

         Section 9.1 Authorization and Action.

         (a) Each Secured Party hereby designates and appoints the Deal Agent as Deal Agent hereunder, and authorizes the Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Deal Agent shall not be required to take any action which exposes the Deal Agent to personal liability or which is contrary to this Agreement or applicable law. The appointment and authority of the Deal Agent hereunder shall terminate at the indefeasible payment in full of the Aggregate Unpaids.

         (b) Each Investor hereby designates and appoints FUNB as Liquidity Agent hereunder, and authorizes the Liquidity Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Liquidity Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Liquidity Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Liquidity Agent shall be read into this Agreement or otherwise exist for the Liquidity Agent. In performing its functions and duties hereunder, the Liquidity Agent shall act solely as agent for the Investors and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Liquidity Agent shall not be required to take any action which exposes the Liquidity Agent to personal liability or which is contrary to this Agreement or applicable law. The appointment and authority of the Liquidity Agent hereunder shall terminate at the indefeasible payment in full of the Aggregate Unpaids.

         Section 9.2 Delegation of Duties.

         (a) The Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         (b) The Liquidity Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Liquidity Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

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         Section 9.3 Exculpatory Provisions.

         (a) Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Deal Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Seller contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Seller to perform its obligations hereunder, or for the satisfaction of any condition specified in
Article III. The Deal Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Seller. The Deal Agent shall not be deemed to have knowledge of any Restricting Event unless the Deal Agent has received notice from the Seller or a Secured Party.

         (b) Neither the Liquidity Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Liquidity Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to the Deal Agent or any of the Secured Parties for any recitals, statements, representations or warranties made by the Seller contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Seller to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Liquidity Agent shall not be under any obligation to the Deal Agent or any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Seller. The Liquidity Agent shall not be deemed to have knowledge of any Restricting Event unless the Liquidity Agent has received notice from the Seller, the Deal Agent or a Secured Party.

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         Section 9.4 Reliance.

         (a) The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of VFCC or the Required Investors or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties, provided that unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action, as the Deal Agent shall deem advisable and in the best interests of the Secured Parties. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of VFCC or the Required Investors or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

         (b) The Liquidity Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Liquidity Agent. The Liquidity Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of Required Investors as it deems appropriate or it shall first be indemnified to its satisfaction by the Investors, provided that unless and until the Liquidity Agent shall have received such advice, the Liquidity Agent may take or refrain from taking any action, as the Liquidity Agent shall deem advisable and in the best interests of the Investors. The Liquidity Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Investors and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Investors.

         Section 9.5 Non-Reliance on Deal Agent, Liquidity Agent and Other
                     Purchasers.

         Each Secured Party expressly acknowledges that neither the Deal Agent, the Liquidity Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent or the Liquidity Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Deal Agent or the Liquidity Agent. Each Secured Party represents and warrants to the Deal Agent and to the Liquidity Agent that it has and will, independently and without reliance upon the Deal Agent, the Liquidity Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement or Hedging Agreement, as the case may be.

         Section 9.6 Reimbursement and Indemnification.

         The Investors agree to reimburse and indemnify VFCC, the Deal Agent, the Liquidity Agent and each of their respective officers, directors, employees, representatives and agents ratably according to their pro rata shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which VFCC, the Liquidity Agent, acting in its capacity as Liquidity Agent, or the Deal Agent, acting in its capacity as Deal Agent, is entitled to reimbursement by the Seller hereunder and (ii) for any other expenses incurred by VFCC, the Liquidity Agent, acting in its capacity as Liquidity Agent, or the Deal Agent, in its capacity as Deal Agent and acting on behalf of the Secured Parties, in connection with the administration and enforcement of this Agreement.

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         Section 9.7 Deal Agent and Liquidity Agent in their Individual
                     Capacities.

         The Deal Agent, the Liquidity Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Deal Agent or the Liquidity Agent, as the case may be, were not the Deal Agent or the Liquidity Agent, as the case may be, hereunder. With respect to the acquisition of Asset Interests pursuant to this Agreement, the Deal Agent, the Liquidity Agent and each of their respective Affiliates shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Deal Agent or the Liquidity Agent, as the case may be, and the terms "Investor," "Purchaser," "Investors" and "Purchasers" shall include the Deal Agent or the Liquidity Agent, as the case may be, in its individual capacity.

         Section 9.8 Successor Deal Agent or Liquidity Agent.

         (a) The Deal Agent may, upon 5 days' notice to the Seller and the Secured Parties, and the Deal Agent will, upon the direction of all of the Secured Parties (other than the Deal Agent, in its individual capacity) resign as Deal Agent. If the Deal Agent shall resign, then the Required Investors during such 5-day period shall appoint from among the Secured Parties a successor agent. If for any reason no successor Deal Agent is appointed by the Required Investors during such 5-day period, then effective upon the expiration of such 5-day period, the Second Parties shall perform all of the duties of the Deal Agent hereunder and the Seller shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered by the Originator to the Deal Agent and the Secured Parties directly to the applicable Secured Party and for all purposes shall deal directly with the Secured Party. After any retiring Deal Agent's resignation hereunder as Deal Agent, the provisions of this Article VIII and Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement.

         (b) The Liquidity Agent may, upon 5 days' notice to the Seller, the Deal Agent and the Investors, and the Liquidity Agent will, upon the direction of all of the Investors (other than the Liquidity Agent, in its individual capacity) resign as Liquidity Agent. If the Liquidity Agent shall resign, then the Required Investors during such 5-day period shall appoint from among the Investors a successor Liquidity Agent. If for any reason no successor Liquidity Agent is appointed by the Required Investors during such 5-day period, then effective upon the expiration of such 5-day period, the Investors shall perform all of the duties of the Liquidity Agent hereunder and all payments in respect of the Aggregate Unpaids. After any retiring Liquidity Agent's resignation hereunder as Liquidity Agent, the provisions of this Article VIII and Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Liquidity Agent under this Agreement.

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                                    ARTICLE X

                           ASSIGNMENTS; PARTICIPATIONS

         Section 10.1 Assignments and Participations.

         (a) Each Investor may upon at least 30 days' notice to VFCC, the Deal Agent, the Liquidity Agent and S&P and Moody's, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Investor's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Investor being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $15,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Investor's Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Deal Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Deal Agent, (v) the parties to each such assignment shall have agreed to reimburse the Deal Agent, the Liquidity Agent and VFCC for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Deal Agent, the Liquidity Agent and VFCC) incurred by the Deal Agent, the Liquidity Agent and VFCC, respectively, in connection with such assignment and (vi) there shall be no increased costs, expenses or taxes incurred by the Deal Agent, the Liquidity Agent or VFCC upon such assignment or participation, and provided further that upon the effective date of such assignment the provisions of Section 3.03(f) of the Administration Agreement shall be satisfied. Upon such execution, delivery and acceptance by the Deal Agent and the Liquidity Agent and the recording by the Deal Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Deal Agent and the Liquidity Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of an Investor hereunder and (ii) the Investor assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Investor's rights and obligations under this Agreement, such Investor shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Investor assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Investor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Investor makes no representation or warranty and assumes no responsibility with respect to the financial condition of VFCC or the performance or observance by VFCC of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Deal Agent or the Liquidity Agent, such assigning Investor or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assigning Investor and such assignee confirm that such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the Deal Agent and the Liquidity Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as an Investor.

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         (c) The Deal Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Investors and the Commitment of, and the Capital of, each Asset interest owned by each investor from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and VFCC, the Seller and the Investors may treat each Person whose name is recorded in the Register as an Investor hereunder for all purposes of this Agreement. The Register shall be available for inspection by VFCC, the Liquidity Agent or any Investor at any reasonable time and from time to time upon reasonable prior notice.

         (d) Subject to the provisions of Section 10.1(a), upon its receipt of an Assignment and Acceptance executed by an assigning Investor and an assignee, the Deal Agent and the Liquidity Agent shall each, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, accept such Assignment and Acceptance, and the Deal Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to VFCC.

         (e) Each Investor may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and each Asset Interest owned by it); provided, however, that (i) such Investor's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Investor shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Deal Agent and the other Investors shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement, and provided further that the Deal Agent shall have confirmed that upon the effective date of such participation the provisions of Section 3.03(f) of the Administration Agreement shall be satisfied. Notwithstanding anything herein to the contrary, each participant shall have the rights of an Investor (including any right to receive payment) under Sections
2.12 and 2.13; provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Seller to the Investor granting its participation had such participation not been granted, and no Investor granting a participation shall be entitled to receive payment under either such Section in an amount which exceeds the sum of (i) the amount to which such Investor is entitled under such Section with respect to any portion of any Asset Interest owned by such Investor which is not subject to any participation plus (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section 10.1, the participant's rights as set forth in the agreement between such participant and the applicable Investor to agree to or to restrict such Investor's ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Investor may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 11.1 of this Agreement.

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         (f) Each Investor may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Seller or VFCC furnished to such Investor by or on behalf of the Seller or VFCC.

         (g) In the event (i) an Investor ceases to qualify as an Eligible Assignee, or (ii) an Investor makes demand for compensation pursuant to Section
2.12 or Section 2.13, VFCC may, and, upon the direction of the Seller and prior to the occurrence of a Restricting Event, shall, in any such case, notwithstanding any provision to the contrary herein, replace such Investor with an Eligible Assignee by giving three Business Days' prior written notice to such Investor. In the event of the replacement of an Investor, such Investor agrees
(i) to assign all of its rights and obligations hereunder to an Eligible Assignee selected by VFCC upon payment to such Investor of the amount of such Investor's Asset Interests together with any accrued and unpaid Yield thereon, all accrued and unpaid commitment fees owing to such Investor and all other amounts owing to such Investor hereunder and (ii) to execute and deliver an Assignment and Acceptance and such other documents evidencing such assignment as shall be necessary or reasonably requested by VFCC or the Deal Agent. In the event that any Investor ceases to qualify as an Eligible Assignee, such affected Investor agrees (1) to give the Deal Agent, the Seller and VFCC prompt written notice thereof and (2) subject to the following proviso, to reimburse the Deal Agent, the Liquidity Agent, the Seller, VFCC and the relevant assignee for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Deal Agent, the Liquidity Agent, the Seller and VFCC and such assignee) incurred by the Deal Agent, the Liquidity Agent, the Seller, VFCC and such assignee, respectively, in connection with any assignment made pursuant to this Section 10.1(g) by such affected Investor; provided, however, that such affected Investor's liability for such costs, fees and expenses shall be limited to the amount of any up-front fees paid to such affected Investor at the time that it became a party to this Agreement.

         (h) Nothing herein shall prohibit any Investor from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with Section 10.1(a) or Section 10.1(b).

         (i) In the event any Investor causes increased costs, expenses or taxes to be incurred by the Deal Agent, Liquidity Agreement or VFCC in connection with the assignment or participation of such Investor's rights and obligations under this Agreement to an Eligible Assignee then such Investor agrees that it will make reasonable efforts to assign such increased costs, expenses or taxes to such Eligible Assignee in accordance with the provisions of this Agreement.

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                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 Amendments and Waivers.

         (a) Except as provided in this Section 11.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Seller, the Servicer, the Deal Agent and the Required Investors; provided, however, that no such amendment, waiver or modification affecting the rights or obligations of any Hedge Counterparty, the Backup Servicer or the Collateral Custodian shall be effective as against that Hedge Counterparty, the Backup Servicer and/or the Collateral Custodian, as the case may be, without the written agreement of such Persons. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No amendment, waiver or other modification of this Agreement shall:

             (i) without the consent of each affected Purchaser, (A) extend the Commitment Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to the Deal Agent for the benefit of the Purchasers, (D) except pursuant to Article X hereof, change the amount of the Capital of any Purchaser, an Investor's pro rata share or an Investor's Commitment, (E) amend, modify or waive any provision of the definition of Required Investors or this Section 11.1(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement or (G) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (E) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

             (ii) without the written consent of the Deal Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

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         (c) Notwithstanding the foregoing provisions of this Section 11.1, without the consent of the Investors, the Deal Agent may, with the consent of the Seller amend this Agreement solely to add additional Persons as Investors hereunder. Any modification or waiver shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Purchasers and the Deal Agent.

         Section 11.2 Notices, Etc.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party's Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article 11 shall not be effective until received with respect to any notice sent by mail or telex.

         Section 11.3 Ratable Payments.

         If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Secured Party (other than payments received pursuant to Section 8.1 in a greater proportion than that received by any other Secured Party), such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Aggregate Unpaids; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 11.4 No Waiver, Rights and Remedies.

         No failure on the part of the Deal Agent, the Collateral Custodian, the Backup Servicer or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

         Section 11.5 Binding Effect; Benefit of Agreement.

         This Agreement shall be binding upon and inure to the benefit of the Seller, the Deal Agent, the Backup Servicer, the Collateral Custodian, the Secured Parties and their respective successors and permitted assigns and, in addition, the provisions of 2.7(a)(i), 2.8(a)(i) and 2.9(b)(i) shall inure to the benefit of each Hedge Counterparty, whether or not that Hedge Counterparty is a Secured Party.

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         Section 11.6 Term of this Agreement.

         This Agreement, including, without limitation, the Seller's obligation to observe its covenants set forth in Article V, and the Servicer's obligation to observe its covenants set forth in Article VI, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII and Article IX and the provisions of Section 11.9 and Section 11.10 shall be continuing and shall survive any termination of this Agreement.

         Section 11.7 Governing Law; Consent to Jurisdiction; Waiver of
                      Objection to Venue.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE SECURED PARTIES, THE SELLER, THE LIQUIDITY AGENT AND THE DEAL AGENT HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND THE EASTERN DISTRICT OF PENNSYLVANIA. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         Section 11.8 Waiver of Jury Trial.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE SECURED PARTIES, THE SELLER AND THE DEAL AGENT WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 11.9 Costs, Expenses and Taxes.

         (a) In addition to the rights of indemnification granted to the Deal Agent, the Liquidity Agent, the Backup Servicer, the Collateral Custodian, the Secured Parties and its or their Affiliates and officers, directors, employees and agents thereof under Article VIII hereof, the Seller agrees to pay on demand all costs and expenses of the Deal Agent, the Liquidity Agent, the Backup Servicer, the Collateral Custodian and the Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith (excluding any Hedging Agreement), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Deal Agent, the Liquidity Agent, the Backup Servicer, the Collateral Custodian and the Secured Parties with respect thereto and with respect to advising the Deal Agent, the Liquidity Agent, the Backup Servicer, the Collateral Custodian and the Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith (excluding any Hedging Agreement), and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Deal Agent, the Liquidity Agent, the Backup Servicer, the Collateral Custodian or the Secured Parties in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith (including any Hedging Agreement).

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         (b) The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchaser in connection with this Agreement or the funding or maintenance of Purchases hereunder.

         (c) The Seller shall pay on demand all other costs, expenses and Taxes (excluding privilege, net worth, or income taxes) incurred by any Issuer or any shareholder of such Issuer ("Other Costs"), including, without limitation, all costs and expenses incurred by the Deal Agent in connection with periodic audits of the Seller's or the Servicer's books and records and the cost of rating such Issuer's commercial paper with respect to financing its purchase of Asset Interests hereunder by independent financial rating agencies.

         Section 11.10 No Proceedings.

         Each of the Seller, the Deal Agent, the Liquidity Agent, the Servicer, the Backup Servicer, the Collateral Custodian and the Secured Parties hereby agrees that it will not institute against, or join any other Person in instituting against VFCC any proceedings of the type referred to in Section 6.8(d) and 6.9(c) so long as any commercial paper issued by VFCC shall be outstanding and there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

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         Section 11.11 Recourse Against Certain Parties.

         (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any manager or administrator of such Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of such Secured Party or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any manager or administrator of such Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such manager or administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such manager or administrator of such Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such manager or administrator, or any of them, for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

         (b) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, VFCC shall have no obligation to pay any amount required to be paid by it hereunder or thereunder in excess of any amount available to VFCC after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of VFCC hereunder are contingent on the availability of funds in excess of the amounts necessary to pay Commercial Paper Notes; and each of the Seller, the Servicer, the Backup Servicer, the Deal Agent, the Liquidity Agent and the Secured Parties agree that they shall not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to VFCC to pay such amount after paying or making provision for the payment of its Commercial Paper Notes.

         (c) The provisions of this Section 11.11 shall survive the termination of this Agreement.

         Section 11.12 Protection of Ownership Interests of the Purchasers;
                       Intent of Parties; Security Interest.

         (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Deal Agent may reasonably request, to perfect, protect or more fully evidence the Asset Interests and the undivided ownership interest in the Assets in the Asset Pool represented by such Asset Interests, or to enable the Deal Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder.

         (b) If the Seller or the Servicer fails to perform any of its obligations hereunder after five Business Days' notice from the Deal Agent, the Deal Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Deal Agent's or such Secured Party's costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in Article VIII, as applicable. The Seller irrevocably authorizes the Deal Agent and appoints the Deal Agent as its attorney-in-fact to act on behalf of the Seller (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Deal Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Assets as a financing statement in such offices as the Deal Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Assets. This appointment is coupled with an interest and is irrevocable.

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         (c) The parties hereto intend that the conveyance of Asset Interests by the Seller to the Purchasers shall be treated as sales for all purposes. If, despite such intention, a determination is made that such transactions shall not be treated as sales, then the parties hereto intend that this Agreement constitutes a security agreement and the transactions effected hereby constitute secured loans by the Purchasers to the Seller under applicable law. For such purpose, the Seller hereby transfers, conveys, assigns and grants to the Deal Agent, for the benefit of the Secured Parties, a continuing security interest in all Assets, all Collections, all Hedging Agreements and the proceeds of the foregoing to secure the repayment of all Capital, all payments at any time due or accrued in respect of the Yield on any Asset Interest and all other payments at any time due (whether accrued or due) by the Seller hereunder (including without limit any amount owing under Article VIII hereof), under any Hedging Agreement (including, without limitation, payments in respect of the termination of any such Hedging Agreement) or under any fee letter to the Deal Agent and each Purchaser.

         Section 11.13 Confidentiality

         (a) Each of the Deal Agent, the Secured Parties, the Liquidity Agent, the Servicer, the Collateral Custodian, the Backup Servicer and the Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Seller and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons ("Excepted Persons"), provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Deal Agent, the Secured Parties, the Liquidity Agent, the Servicer, the Collateral Custodian, the Backup Services and the Seller that such information shall be used solely in connection with such Excepted Person's evaluation of, or relationship with, the Seller and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by an applicable law or an order of an judicial or administrative proceeding and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents or any Hedging Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents or any Hedging Agreement. It is understood that the financial terms that may not be disclosed except in compliance with this Section 11.13(a) include, without limitation, all fees and other pricing terms, and all Restricting Events, Servicer Defaults, and priority of payment provisions.

         (b) Anything herein to the contrary notwithstanding, the Seller and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent, the Liquidity Agent, the Collateral Custodian, the Backup Servicer or the Secured Parties by each other, (ii) by the Deal Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent, the Liquidity Agent or a Purchaser to any Rating Agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Liquidity Agent and the Deal Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

         (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information
(A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Seller's, the Servicer's, the Collateral Custodian's or the Backup Servicer's business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Collateral Custodian or Backup Servicer or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Seller or Servicer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Custodian or Backup Servicer having a need to know the same, provided that the Collateral Custodian or Backup Servicer advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Seller or Servicer.

         Section 11.14 Notice of Breach of Representations and Warranties.

         Upon the discovery by the Seller, the Servicer, any Secured Party, the Deal Agent, the Liquidity Agent of any Investor of a breach of any of the representations and warranties contained in Section 4.2 herein, the party discovering such breach shall give prompt notice to the others.

         Section 11.15 Execution in Counterparts; Severability; Integration.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Originator to the Deal Agent and the Purchasers.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:                     AMERICAN BUSINESS LEASE FUNDING CORPORATION

                                /s/ Jeffrey M. Ruben
                                -----------------------------
                                By:   Jeffrey M. Ruben
                                Title: Senior Vice President


THE SERVICER:                   AMERICAN BUSINESS LEASING, INC.

                                /s/ Jeffrey M. Ruben
                                ----------------------------
                                By:    Jeffrey M. Ruben
                                Title: Senior Vice President


THE INVESTORS:                  FIRST UNION NATIONAL BANK

                                /s/ Bill A. Shirley
                                ----------------------------
                                By:    Bill A. Shirley
                                Title: Senior Vice President

                                Commitment:  $100,000,000

                                First Union National Bank
                                One First Union Center, TW-6
                                Charlotte, North Carolina 28288
                                Attention:  Bill A. Shirley
                                Facsimile No.:  (704) 374-3254
                                Confirmation No:  (704) 374-4001

VFCC:                           VARIABLE FUNDING CAPITAL
                                CORPORATION

                                By First Union Capital Markets, a division of Wheat First Securities, Inc. as attorney-in-fact

                                /s/ Darrell R. Baber
                                -----------------------
                                By:    Darrell R. Baber
                                Title: Director

                                Variable Funding Capital Corporation
                                c/o First Union Capital Markets, a division of Wheat First Securities, Inc.
                                One First Union Center, TW-6
                                Attention:  Conduit Administration
                                Facsimile No.:  (704) 383-6036
                                Confirmation No.:  (704) 383-9343


         With a copy to:

                                Lord Securities Corp.

                                Attention:  Vice President
                                Facsimile No.:  (212) 346-9012
                                Confirmation No.:  (212) 346-9008


THE DEAL AGENT:                 FIRST UNION CAPITAL MARKETS, a division
                                of WHEAT FIRST SECURITIES, INC.

                                /s/ Darrell R. Baber
                                -----------------------
                                By:    Darrell R. Baber
                                Title: Director



                                First Union Capital Markets, a division of
                                Wheat First Securities, Inc.
                                One First Union Center, TW-6
                                Charlotte, North Carolina 28288
                                Attention:  Conduit Administration
                                Facsimile No.:  (704) 383-6036
                                Telephone No.:  (704) 383-9343

THE LIQUIDITY AGENT:            FIRST UNION NATIONAL BANK

                                /s/ Bill A. Shirley
                                ----------------------------
                                By:    Bill A. Shirley
                                Title: Senior Vice President

                                First Union National Bank
                                One First Union Center, TW-6
                                Charlotte, North Carolina 28288
                                Attention: Bill A. Shirley
                                Facsimile No.: (704) 374-3254
                                Telephone No.: (704) 374-4001


THE COLLATERAL CUSTODIAN:       NORWEST BANK MINNESOTA,
                                NATIONAL ASSOCIATION,
                                as Collateral Custodian

                                /s/ Aileen R. O'Connor
                                ------------------------------
                                By:    Aileen R. O'Connor
                                Title: Corporate Trust Officer

                                Norwest Bank Minnesota, National Association
                                Sixth Street and Marquette Avenue
                                Minneapolis, MN 55479-0067

                                Attention: Custody Vault
                                Facsimile No.: (612) 667-1080
                                Confirmation No.: (612) 667-4960

THE BACKUP SERVICER:            NORWEST BANK MINNESOTA,
                                NATIONAL ASSOCIATION,
                                as Backup Servicer

                                /s/ Aileen R. O'Connor
                                ------------------------------
                                By:    Aileen R. O'Connor
                                Title: Corporate Trust Officer

                                Norwest Bank Minnesota, National Association
                                Sixth Street and Marquette Avenue
                                Minneapolis, MN 55479-0070

                                Attention: Corporate Trust Services
                                Asset-Backed Administration
                                Facsimile No.: (612) 667-3539
                                Confirmation No.: (612) 667-8058

AMERICAN BUSINESS LEASING:      AMERICAN BUSINESS LEASING

                                /s/ Jeffrey M. Ruben
                                ----------------------------
                                By:    Jeffrey M. Ruben
                                Title: Senior Vice President


FEDERAL LEASING CORP.:          FEDERAL LEASING CORP.

                                /s/ Jeffrey M. Ruben
                                ----------------------------
                                By:    Jeffrey M. Ruben
                                Title: Senior Vice President